UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a‑12

PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement Subject to Completion, Dated April 5, 2019

PDC ENERGY, INC.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860‑5800

 ●, 2019

Dear Stockholder of PDC Energy, Inc.:

You are cordially invited to attend the 2019 Annual Meeting of PDC Energy, Inc. to be held on May 29, 2019, at 8:00 a.m. Mountain Time, at the Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203 (the “Annual Meeting”).

The accompanying Notice of Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the Proxy Statement. You should also have received a WHITE proxy card or WHITE voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors.

We hope you will join us at the Annual Meeting. Your vote is extremely important this year regardless of the number of shares you own. We value your opinion and encourage you to participate by voting your WHITE proxy card. Whether or not you plan to attend personally, it is important that your shares be represented at the Annual Meeting. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and WHITE proxy card. If you receive a WHITE proxy card by mail, you may cast your vote by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend in person.

Sincerely,

Barton R. Brookman President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

Wednesday, May 29, 2019

 ●, 2019

To the stockholders of PDC Energy, Inc.:

The 2019 Annual Meeting of PDC Energy, Inc. (the “Company”) will be held on May 29, 2019, at 8:00 a.m. Mountain Time at the Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203, for the following purposes:

•	To elect the three nominees named in the accompanying Proxy Statement an on the enclosed WHITE proxy card as Class III Directors of the Company, each for a term of three years;
•	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors (the “Board”) has fixed the close of business on April 1, 2019 as the record date for determining the stockholders having the right to receive notice of, to attend, and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

Your vote will be especially important at this Annual Meeting. Kimmeridge Energy Management Company, LLC and its affiliates (collectively, “Kimmeridge”) has notified us that it intends to nominate three individuals for election as directors to the Board (the “Kimmeridge Nominees”) at the Annual Meeting in opposition to the nominees recommended by the Board. You may receive proxy solicitation materials from Kimmeridge, including a proxy statement and ● proxy cards. The Board unanimously recommends that you disregard them. We believe that the Board’s nominees are best positioned to serve the Company and our stockholders.  Accordingly, the Board does not endorse the Kimmeridge Nominees and recommends a vote “FOR” the election of each of the director nominees named in the accompanying Proxy Statement and on the enclosed WHITE proxy card, and strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Kimmeridge or any of its representatives.

We are not responsible for the accuracy of any information provided by or relating to Kimmeridge or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Kimmeridge or any other statements that Kimmeridge or its representatives have made or may otherwise make.

We firmly believe that we have the right Board to move forward with our strategic initiatives to enhance stockholder value and that the skills and diverse experience of our directors will be invaluable as we build upon our recent achievements. The Board and management are fully aligned on the Company’s objectives and committed to the continued execution of our strategy to maximize stockholder value and produce strong and sustainable results.

The nominees of the Board for election as directors of the Company are listed in the accompanying proxy statement and WHITE proxy card. It is important that your shares be represented at the Annual Meeting regardless of whether or not you plan to attend. Accordingly, after reading the accompanying proxy statement, please follow the instructions on the enclosed WHITE proxy card and promptly submit your proxy by telephone, the internet or mail as described on the WHITE proxy card. Please note that even if you plan to attend the Annual Meeting, we recommend that you vote using the enclosed WHITE proxy card prior to the Annual Meeting to ensure that your shares will be represented.

If you vote your shares prior to the Annual Meeting or you have previously signed a ● proxy card sent to you by Kimmeridge in respect of the Annual Meeting, you can revoke that ● proxy and submit a proxy to vote for the Board’s nominees by signing, dating and returning the enclosed WHITE proxy card or by following the instructions provided in the WHITE proxy card to submit a proxy to vote your shares over the internet or by telephone or by voting in person at the Annual Meeting. Signing, dating and returning any proxy card that Kimmeridge may send to you, even with instructions to vote “withhold” with respect to the Kimmeridge nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a WHITE proxy card as only your latest proxy card or voting instruction form will be counted.

If you are a record holder of shares, or an owner who owns shares in “street name” and obtains a “legal” proxy from your broker, bank, trustee or nominee, you still may attend the Annual Meeting and vote your shares or revoke your prior voting instructions.

MacKenzie Partners, Inc. (“MacKenzie”) is assisting us with our effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of our common stock, please contact MacKenzie at (800) 322-2885 (toll free for stockholders) or (212) 929-5500 or email to PDCE@mackenziepartners.com.

Your vote is especially important to us at this Annual Meeting. Regardless of the number of shares of our common stock that you own, your vote will be very important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

Nicole L. Martinet Senior Vice President, General Counsel and Secretary

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we request that you read the proxy statement and vote your shares by submitting the WHITE proxy card or voting instruction form in the envelope provided to you or use the telephone or Internet methods of voting described in your WHITE proxy card so that your shares can be voted at the Annual Meeting in accordance with your instructions.

PDC ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 29, 2019 at
8:00 a.m.  Mountain Time at
The Denver Financial Center
1775 Sherman Street

Denver, Colorado 80203

The accompanying Proxy Statement and the WHITE proxy card are being solicited by the Board of Directors (“Board”) of PDC Energy, Inc. (“PDC,” the “Company,” “we,” “us” or “our”) to be voted at the annual meeting of the stockholders of the Company (the “Annual Meeting”) to be held on May 29, 2019, at 8:00 a.m.  Mountain Time and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. On or about  ●, 2019, we began mailing proxy materials to stockholders. For information on how to vote your shares, see the instructions included on the WHITE proxy card or instruction form described under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON MAY 29, 2019

The Notice of Annual Meeting, the Proxy Statement for the 2019 Annual Meeting, and the 2018 Annual Report, which includes the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2018, are available at ●.

PDC ENERGY INC.- PROXY STATEMENT

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this document. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
8:00 a.m. Mountain Time on Wednesday, May 29, 2019	The Denver Financial Center 1775 Sherman Street Denver, Colorado 80203	April 1, 2019

VOTING

Stockholders as of the record date are entitled to vote. To vote via the Internet, by telephone or mail, please refer to the instructions on your WHITE proxy card or voter instruction card in the postage paid envelope provide.

[

Voting Matters

BOARD RECOMMENDATION
1

PROPOSAL 1  Election of Directors

To elect the three nominees named in the accompanying Proxy Statement and WHITE Proxy Card (Barton R. Brookman, Mark E. Ellis and Larry F. Mazza) as Class III Directors of the Company, each for a term of three years.

FOR each director nominee named in the WHITE proxy card

2	PROPOSAL 2 Approve Executive Officer Compensation To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR

3

PROPOSAL 3    Ratify the Appointment of PricewaterhouseCoopers LLP

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

FOR

PDC ENERGY     2019 PROXY   1

PDC ENERGY INC.- PROXY STATEMENT

PROPOSAL NO. 1—ELECT THREE CLASS III
DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD AND VOTING INSTRUCTION FORM “FOR” THE ELECTION OF EACH OF BARTON R. BROOKMAN, MARK E. ELLIS AND LARRY F. MAZZA. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

As of the date of this Proxy Statement and as permitted by the Company’s Bylaws, the Board consists of eight members (“Directors”) divided into three classes. Directors are elected for three‑year terms. The terms for members of each class end in successive years.

The Board has nominated three continuing Class III Directors, Barton R. Brookman, Mark E. Ellis and Larry F. Mazza, to stand for re‑election to the Board for three‑year terms expiring in 2022. Mr. Brookman joined the Board in 2015 and currently serves as the Company’s President and Chief Executive Officer. Mr. Ellis joined the Board in 2017 and currently serves as a member of the Compensation Committee and the Midstream Committee. Mr. Mazza joined the Board in 2007 and currently serves as a member of the Compensation Committee. We believe that the nominees recommended by the Board are best positioned to serve our Company and our stockholders. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH AND ALL OF THE BOARD NOMINEES ON THE WHITE PROXY CARD.

The appointed proxies will vote your shares in accordance with your instructions on the WHITE proxy card and for the election of the three Class III Director nominees unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the Director nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce the size of the Board or select a substitute. Your proxy cannot otherwise be voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named.

We have received notice pursuant to Section 2.9 of our Bylaws that Kimmeridge intends to nominate its own slate of nominees for election to the Board at the Annual Meeting. Kimmeridge has indicated its intent to furnish a proxy statement to shareholders of the Company, together with a ● proxy card. We believe, based on Kimmeridge’s notice, that the election of directors at the Annual Meeting will be a contested election. Our Bylaws provide that all directors are to be elected under a plurality voting standard. Under the plurality voting standard, the three director nominees who receive the greatest number of “FOR” votes cast are the persons elected to the Board. “Withhold” votes and “broker non-votes” (as described in “Information About Voting and the Meeting—How Proxies Work”) will be counted as present for purposes of establishing a quorum but will have no effect on the results of the vote on this proposal.

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PDC ENERGY INC.- PROXY STATEMENT

The Board does not endorse any of the Kimmeridge Nominees and unanimously recommends that you disregard any proxy card and soliciting materials that may be sent to you by Kimmeridge. The Board unanimously recommends that you vote on the WHITE proxy card and voting instruction form FOR the election of each of Barton R. Brookman, Mark E. Ellis and Larry F. Mazza.

Please note that voting to “withhold” with respect to the Kimmeridge Nominees on Kimmeridge’s ● proxy card is NOT the same as voting for the Board’s nominees because a vote to “withhold” with respect to any of the Kimmeridge Nominees on Kimmeridge’s ● proxy card will revoke any WHITE proxy you previously submitted. If you have already voted using Kimmeridge’s ● proxy card, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked by you at any time prior to its exercise at the Annual Meeting.  THE ONLY WAY TO SUPPORT ALL THREE OF THE BOARD'S NOMINEES IS TO VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD.  PLEASE DO NOT SIGN OR RETURN A PROXY CARD FROM KIMMERIDGE EVEN IF YOU WISH TO VOTE “AGAINST” OR “WITHHOLD” ON KIMMERIDGE’S NOMINEES.  DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON OUR WHITE PROXY CARD.

BACKGROUND OF THE SOLICITATION

The following discussion provides background information regarding our interactions with Kimmeridge since 2016.

On August 23, 2016, the Company entered into acquisition agreements with Kimmeridge and certain of its affiliates and investors pursuant to which the Company agreed to acquire an aggregate of approximately 57,000 net acres in Reeves and Culberson Counties, Texas, located in the Delaware Basin portion of the Permian Basin (the “Delaware Basin Acquisition”).

During September 2016, and in connection with impending closing of the Delaware Basin Acquisition, Kimmeridge and the Company engaged in extended discussions regarding Benjamin Dell, Managing Partner of Kimmeridge, joining the Board as a term of the transaction. Kimmeridge ultimately decided not to pursue Mr. Dell joining the Board, because of, in part, potential conflicts of interest between Kimmeridge and the Company, including conflicts arising from Mr. Dell’s continuing business interests in the Delaware Basin.

On December 6, 2016, the Delaware Basin Acquisition closed. Kimmeridge subsequently sold all of the PDC stock it received as consideration in the Delaware Basin Acquisition.

On April 20, 2017, the Company held its Analyst Day, which Mr. Dell attended. Mr. Dell emailed Mr. Bookman on the same day requesting to discuss the Analyst Day materials.

On April 26, 2017, Mr. Dell and Mr. Brookman discussed the Analyst Day materials.

On May 2, 2017, Mr. Dell emailed the Company requesting information regarding the number of horizontal and vertical wells operated by the Company. The Company responded the following day.

On June 6, 2017, Mr. Dell emailed the Company requesting information concerning the Company’s Delaware Basin assets. The Company responded the same day.

On June 26, 2017, Mr. Dell emailed the Company proposing a joint ownership acquisition of assets located in the Delaware Basin.  On July 13, 2017, the Company responded to Mr. Dell and declined the proposal.  On July 27, 2017, Mr. Dell e-mailed the Company again to discuss the proposed acquisition.  The Company responded to Mr. Dell by telephone and declined the proposal.

On August 31, 2017, Mr. Dell and Mr. Bookman met and discussed the general state of the oil and gas industry.

PDC ENERGY     2019 PROXY   3

PDC ENERGY INC.- PROXY STATEMENT

On September 5, 2017, Mr. Dell emailed the Company requesting a meeting to discuss a Kimmeridge appointee, likely Mr. Dell, joining the Board.  On September 27, 2017, Mr. Dell and Mr. Brookman discussed a Kimmeridge appointee joining the Board.  On October 18, 2017, the Company emailed Mr. Dell regarding the director nomination process of the Board’s Nominating and Governance Committee.  Mr. Dell did not respond further.

On April 24, 2018, Mr. Dell and Mr. Brookman met and discussed the general state of the oil and gas industry.

On October 16, 2018, Mr. Dell contacted Mr. Brookman by telephone suggesting that the Company submit a bid to acquire a publicly traded oil and gas company in which Kimmeridge was an investor. The Company investigated the potential transaction and conducted initial due diligence but ultimately decided not to pursue the transaction.

On January 11, 2019, Mr. Dell and others associated with Kimmeridge discussed with Mr. Brookman certain strategies that Kimmeridge believed the Company should execute.

On January 15, 2019, Mr. Dell emailed Mr. Brookman requesting a meeting to discuss director nominations.

On January 28, 2019, Kimmeridge notified the Company that it intended to acquire securities in the Company worth in excess of $84.4 million but less than $168.8 million.

On January 29, 2018, the Company received a notice from the Federal Trade Commission (“FTC”) regarding Kimmeridge’s intended securities acquisition and informing the Company that the Company was required to file a Notification and Report Form for Certain Mergers and Acquisitions by February 12, 2019.

On February 8, 2019, the Company sent the completed Notification and Report Form for Certain Mergers and Acquisitions to the FTC.  On February 11, 2019, the FTC confirmed receipt of the Notification and Report Form for Certain Mergers and Acquisitions.

Also on February 8, 2019, Mr. Dell sent Mr. Brookman presentation materials detailing strategies Kimmeridge believed the Company should execute, including the institution of a $1.50 per share dividend, a spin-off of the Company’s Colorado assets and pursuit of various potential M&A transactions.  The materials also indicated that Kimmeridge was prepared to invest “meaningful” amounts of additional capital in the Company, apparently to finance one or more of the potential M&A transactions.

On February 13, 2019, representatives of the Company (including Jeffrey Swoveland, the Company’s Non-Executive Chairman of the Board) and Kimmeridge met to discuss strategies Kimmeridge believed the Company should execute, including those described in the February 8 presentation materials.

On February 19, 2019, Mr. Dell emailed Mr. Brookman proposing a joint acquisition of another publicly traded oil and gas company and suggesting that Kimmeridge would be willing to enter into a confidentiality agreement in order to facilitate discussions regarding that potential acquisition. Mr. Dell indicated that he envisioned the Company financing part of the cost of the transaction through the issuance of common stock to Kimmeridge.

On February 21, 2019, Mr. Dell emailed the Company requesting a questionnaire for Board nominees. On February 25, 2019, the Company sent Mr. Dell the form of questionnaire.

On February 22, 2019, Kimmeridge filed a Schedule 13D disclosing beneficial ownership of 3,382,900 shares of the Company’s common stock by certain of its funds, representing beneficial ownership of 5.1% of the outstanding shares of the Company’s common stock. The Schedule 13D did not disclose an intention to nominate candidates for election to the Board or to propose any specific M&A transactions.

On February 26, 2019, Kimmeridge delivered a demand, pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), to the Company requesting access to certain stocklist materials of the Company. The Company subsequently provided the requested information.

4   PDC ENERGY     2019 PROXY

PDC ENERGY INC.- PROXY STATEMENT

On March 4, 2019, Mr. Dell emailed the Company requesting a meeting with Mr. Swoveland to discuss potential Board nominees.  Mr. Swoveland responded to Mr. Dell on the same day and agreed to a meeting on a date to be determined.

On March 7, 2019, the Company received correspondence from Kimmeridge notifying the Company of Kimmeridge’s intent to nominate Benjamin Dell, James Adelson and Alice Gould to the Board at the Annual Meeting.  Later that day, Kimmeridge filed an amendment to its Schedule 13D disclosing its intent to nominate such persons to the Board at the Annual Meeting.

Also on March 7, 2019, Mr. Dell and Mr. Swoveland met, with Mr. Brookman and legal counsel present. After noting the substantial costs that both sides would incur in a proxy contest, Mr. Dell again proposed that Kimmeridge and the Company pursue a joint acquisition of the publicly traded oil and gas company, with Kimmeridge providing a portion of the financing of the transaction, and again indicated that Kimmeridge would be willing to enter into a confidentiality agreement in connection with discussions regarding the transaction.

On March 22, 2019, Kimmeridge sent a letter to the Board requesting a meeting with the Company’s independent directors. On March 28, 2019, Mr. Brookman responded by email to Kimmeridge, agreeing to schedule a meeting in early April with some, but not all, of the Company’s independent directors.

PDC ENERGY     2019 PROXY   5

PDC ENERGY INC.- PROXY STATEMENT

BOARD OF DIRECTORS

As of the Annual Meeting, the composition of the Board and the term of each Director is expected to be as follows:

	YEAR THE	EXPIRATION OF
	DIRECTOR JOINED	THE DIRECTOR’S
DIRECTORS	THE BOARD	CURRENT TERM
CLASS III:
Barton R. Brookman	2015	2019
Mark E. Ellis	2017	2019
Larry F. Mazza	2007	2019
CLASS II:
Anthony J. Crisafio	2006	2021
Christina M. Ibrahim	2018	2021
Randy S. Nickerson	2017	2021
CLASS I:
David C. Parke	2003	2020
Jeffrey C. Swoveland	1991	2020

NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS

Nominees for the Term Expiring in 2019—Class III

BARTON R. BROOKMAN DIRECTOR, President and Chief Executive Officer Age 56 Committees: None

Background

Mr. Brookman, the Company’s President and Chief Executive Officer (“CEO”), was appointed to the Board in January 2015, simultaneously with his appointment as the Company’s CEO. Mr. Brookman joined the Company in July 2005 as Senior Vice President—Exploration and Production; he was appointed to the position of Executive Vice President and Chief Operating Officer in June 2013 and then served as President and Chief Operating Officer from June 2014 through December 2014. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations.

Education

B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

Experience

The Board has concluded that in addition to his role as CEO of the Company, Mr. Brookman is qualified to serve as a Director due to, among other things, his many years of oil and gas industry executive management experience, his active involvement in industry groups and his knowledge of current developments and best practices in the industry.

6   PDC ENERGY     2019 PROXY

PDC ENERGY INC.- PROXY STATEMENT

62 Midstream
MARK E. ELLIS DIRECTOR Age 62 Committees: Compensation Midstream

Background

Mr. Ellis joined the Board in September 2017. He served as a director and President and Chief Executive Officer of Linn Energy, Inc., the reorganized successor to Linn Energy, LLC (“Linn”), which filed for bankruptcy in the federal bankruptcy court, Southern District of Texas, in May 2016. From January 2010 until his retirement from Linn in August 2018, Mr. Ellis was the President and Chief Executive Officer and a director of Linn. From 2012 until August 2018, Mr. Ellis also served as Chairman of Linn’s board of directors. Prior to joining Linn in 2006, Mr. Ellis served in varying roles of increasing responsibility for Burlington Resources and ConocoPhillips.

Education

B.S. in Petroleum Engineering from Texas A&M University.

Experience

The Board has concluded that Mr. Ellis is qualified to serve as a Director because his service as the chief executive officer and director of another public energy company provides extensive oil and gas industry executive management experience, as well as knowledge of current developments and best practices in the industry.

LARRY F. MAZZA DIRECTOR Age 58 Committees: Compensation

Background

Mr. Mazza, a CPA and a National Association of Corporate Directors Board Leadership Fellow, joined the Board in 2007. Mr. Mazza is President, Chief Executive Officer and director of MVB Financial Corp ("MVB"), a multi-state financial services company. He has more than 32 years of experience in both large banks and community banks and is one of seven members of the West Virginia Board of Banking and Financial Institutions, which oversees the operation of financial institutions throughout West Virginia and advises the state Commissioner of Banking. Mr. Mazza is also an entrepreneur and is co-owner of nationally-recognized sports media business Football Talk, LLC, a pro football website and content provider for NBC SportsTalk. He also serves on the board of directors of a private financial technology startup, Billgo, headquartered in Fort Collins, Colorado. Prior to joining MVB in 2005, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank's West Virginia North region. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. Prior to that, Mr. Mazza was President of Empire National Bank, and later served as Regional President of One Valley Bank. Mr. Mazza also previously worked for KPMG (or its predecessors) as a CPA with a focus on auditing.

Education

B.S. in Business Administration from West Virginia University.

Experience

The Board has concluded that Mr. Mazza is qualified to serve as a Director because, among other things, he is a CPA, a CEO, and has extensive leadership and banking experience. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our workforce located in Bridgeport, West Virginia

PDC ENERGY     2019 PROXY   7

PDC ENERGY INC.- PROXY STATEMENT

Continuing Directors with Term Expiring In 2020—Class I

DAVID C. PARKE DIRECTOR Age 52 Committees: Audit Compensation (Chair) Nominating and Governance

Background

Mr. Parke, who joined the Board in 2003, has served as a Managing Director of Gordian Investments LLC since October 2014. He has also been a member of the North American Life Science Advisory Group of IP Group plc since July 2018. From June 2011 until October 2014, he was a Managing Director in the investment banking group of Burrill Securities LLC, an investment banking firm. From 2006 until June 2011, he was a Managing Director of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood, from October 2003 to November 2006, he was a Director with the investment banking firm Mufson Howe Hunter & Company LLC. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus.

Education

B.S. in Finance from Lehigh University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Experience

The Board has concluded that Mr. Parke is qualified to serve as a Director because, among other things, he has extensive investment banking and strategic advisory experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

JEFFREY C. SWOVELAND DIRECTOR (Non-Executive Chairman) Age 64 Committees: Audit Nominating and Governance

Background

Mr. Swoveland, a National Association of Corporate Directors Board Leadership Fellow, joined the Board in 1991 and was elected Non-Executive Chairman of the Board in June 2011. From 2006 until January 2014, Mr. Swoveland was first Chief Operating Officer and later President and Chief Executive Officer of ReGear Life Sciences, Inc. (previously named Coventina Healthcare Enterprises), which develops and markets medical device products. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life science company. From 1994 to September 2000, Mr. Swoveland held various positions, including Vice President of Finance, Treasurer and interim Chief Financial Officer, with Equitable Resources, Inc., a diversified natural gas company. Mr. Swoveland also has worked as a geologist and exploratory geophysicist for major and independent oil and gas companies. Mr. Swoveland served as a member of the Board of Directors of Linn from 2006 to 2017.

Education

B.S. in Geology and Geophysics from the University of Missouri/Rolla and an M.S. in Finance and Policy from Carnegie Mellon University.

Experience

The Board has concluded that Mr. Swoveland is qualified to serve as a Director because of his extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his prior service as a director of another public energy company allows him to provide leadership and knowledge of best practices that benefit the Company and his guidance and understanding of management processes of other oil and gas companies benefits the Company as it continues to grow.

8   PDC ENERGY     2019 PROXY

PDC ENERGY INC.- PROXY STATEMENT

Continuing Directors with Term Expiring In 2021—Class II

ANTHONY J. CRISAFIO DIRECTOR Age 66 Committees: Audit (Chair)

Background

Mr. Crisafio, a CPA and a National Association of Corporate Directors Board Leadership Fellow, joined the Board in 2006. Mr. Crisafio has served as an independent business consultant for more than 20 years, providing financial and operational advice to businesses in a variety of industries. He has served as the part-time contract Chief Financial Officer for a number of companies in the past five years including Empire Energy, LLC, MDS Associated Companies, and TruFoodMfg. Mr. Crisafio served as Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young LLP, last serving as a partner from 1986 to 1989. He was responsible for several SEC registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. Mr. Crisafio also serves as an Independent Board member of InterTech Ci, a privately held company.

Education

B.S. from Duquesne University.

Experience

The Board has concluded that Mr. Crisafio is qualified to serve as a Director because, among other things, he is a CPA and brings to the Board more than 30 years of financial accounting business management expertise.

RANDY S. NICKERSON DIRECTOR Age 57 Committees: Midstream (Chair) Nominating and Governance (Chair)

Background

Mr. Nickerson joined the Board in March 2017. From December 2015 to March 2017, Mr. Nickerson served as the Executive Vice President, Corporate Strategy of Marathon Petroleum Corporation and as the Executive Vice President and Chief Commercial Officer of the MarkWest assets of MPLX GP LLC. Prior to joining Marathon Petroleum  Corporation, Mr. Nickerson served in various capacities of increasing responsibility for MarkWest Energy Partners, L.P. and its predecessor, including most recently as its Senior Vice President, Corporate Development and Chief Commercial Officer from 2006 until December 2015. Mr. Nickerson has extensive experience in leading the development and operation of midstream infrastructure.

Education

B.S. in Chemical Engineering from Colorado State University.

Experience

The Board has concluded that Mr. Nickerson is qualified to serve as a Director due in part to his over 30 years of experience in oil and gas operations, with a focus on midstream asset development and management, a critical element of the Company’s current strategy.

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CHRISTINA M. IBRAHIM DIRECTOR Age 51 Committees: Midstream

Background

Ms. Ibrahim joined the Board in January 2018. She currently serves as the Executive Vice President, General Counsel and Chief Compliance Officer of Weatherford International plc (“Weatherford”), a position she has held since May 2015. Ms. Ibrahim has more than 20 years of experience in the oil and gas services industry. Prior to joining Weatherford in 2015, Ms. Ibrahim held a number of senior leadership positions of increasing responsibility in the legal department of Halliburton Company since January 2010, including, most recently, as Vice President, Chief Commercial Counsel and Corporate Secretary with responsibility for the global procurement, employment and real estate practice groups and oversight of mergers and acquisitions, securities, regulatory and governance practice groups. Ms. Ibrahim also served as General Counsel and Chief Compliance Officer for WellDynamics, a Halliburton joint venture company.

Education

B.S. in Business Management and Finance from Virginia Tech and a J.D. from Texas Southern University.

Experience

The Board has concluded that Ms. Ibrahim is qualified to serve as a Director because, as an attorney, she brings to the Board a strong legal background and expertise in corporate governance, as well as more than 20 years of management experience in the oil and gas services industry.

The Class III Directors will be elected by an affirmative vote of a plurality of the outstanding common shares. Broker non‑votes will have no effect on the election of Directors.

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STANDING COMMITTEES OF THE BOARD

BOARD MEETINGS AND ATTENDANCE

The Board has a standing Audit Committee, Compensation Committee, Midstream Committee and Nominating and Governance Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2018, each Director attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the Annual Meeting. All of the Directors attended the 2018 annual meeting of stockholders held on May 30, 2018.

The non‑employee Directors (“Non-Employee Directors”) generally meet in “executive session” in connection with each regularly scheduled Board meeting—i.e., without Mr. Brookman, the Company’s President and CEO, or other members of management present. Mr. Swoveland chairs these sessions; however, the other Non‑Employee Directors may, in the event of his absence, select another Director to preside over the executive session.

The following table identifies the members of each committee of the Board and the chair of each committee, and the number of meetings held in 2018.

2018 BOARD AND COMMITTEE MEMBERSHIPS

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Midstream
Barton R. Brookman
Anthony J. Crisafio					(1)
Mark E. Ellis
Christina M. Ibrahim					(2)
Larry F. Mazza
Randy S. Nickerson
David C. Parke
Jeffrey C. Swoveland (3)
Number of Meetings Held	10	11(4)	7	4	9

= Chairperson        Member       Chairman of the Board

(1)	Mr. Crisafio served as a member of the Midstream Committee until May 30, 2018.
(2)	Ms. Ibrahim became a member of the Midstream Committee on May 30, 2018.
(3)	Mr. Swoveland serves as Non-Executive Chairman.
(4)

A sub‑committee of the Audit Committee (the “Audit Sub‑Committee”) held four additional meetings in 2018 related to SEC filings on Form 10‑K and other matters for our affiliated Partnerships. Mr. Crisafio served as the sole member of the Audit Sub-Committee in 2018.

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AUDIT COMMITTEE

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes‑Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted the Audit Committee Charter, which was most recently amended and restated on May 30, 2017 and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined by SEC regulations.

NOMINATING AND GOVERNANCE COMMITTEE

The Board has determined that all members of the Nominating and Governance Committee (the “N&G Committee”) are independent of the Company under NASDAQ Listing Rule 5605(a)(2). The Board has adopted a N&G Committee Charter, which was most recently amended and restated on May 30, 2018 and is posted on the Company’s website at www.pdce.com under “Corporate Governance.”

MIDSTREAM COMMITTEE

The Board has determined that all members of the Midstream Committee are independent of the Company under NASDAQ Listing Rule 5605(a)(2). The Board adopted a Midstream Committee Charter on September 30, 2017, which is posted on the Company’s website at www.pdce.com under “Corporate Governance.”

COMPENSATION COMMITTEE

The Board has determined that all members of the Compensation Committee are independent of the Company under NASDAQ Listing Rules 5605(a)(2) and 5605(d)(2). The Board has adopted a Compensation Committee Charter, which was most recently amended and restated on September 19, 2013 and is posted on the Company’s website at www.pdce.com under “Corporate Governance.”

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S‑K. During 2018, none of our executive officers served as director or member of the compensation committee (or other committee serving an equivalent function) or any other entity whose executive officers served on our Compensation Committee or the Board.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	MIDSTREAM COMMITTEE

Responsibilities:

⦁Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

⦁Monitors the independence of the independent registered public accounting firm; and

⦁Provides an avenue for communications among the independent registered public accounting firm, management and the Board.

Responsibilities:

⦁Oversees the development of a compensation strategy for the Company’s Named Executive Officers;

⦁Evaluates the performance of and establishes the compensation of the CEO;

⦁Reviews and approves the elements of compensation for other senior executive officers of the Company;

⦁Negotiates and approves the terms of employment and severance agreements with executive officers of the Company and approves all Company severance and change of control plans;

⦁Reviews the Non-Employee Directors’ compensation and recommends to the Board any changes in such compensation;

⦁Reviews and approves performance criteria and results for bonus and performance based equity awards for senior executive officers and approves awards to those officers;

⦁Recommends to the Board equity based incentive plans necessary to implement the Company’s compensation strategy, approves equity grants under the plans and administers all equity based incentive programs of the Company, which may include specific delegation to management to grant awards to non-executive officers; and

⦁Reviews and approves Company contributions to Company sponsored retirement plans.

Responsibilities:

⦁Assists the Board by identifying and recruiting individuals qualified to become Board members and recommending nominees for election at the next annual meeting of stockholders or to fill any vacancies;

⦁Recommends to the Board and oversees development of corporate governance and ethics policies applicable to the Company;

⦁Leads the Board in its annual self-assessment of the Board’s and its committees’ performance and the Directors’ contributions; and

⦁Assists the Board in creating and maintaining an appropriate committee structure, and recommends to the Board the nominees for membership on, and Chair of, each committee, as well as the Non-Executive Chair position.

Responsibilities: ⦁Evaluates, analyzes, and makes recommendations to the Board regarding the Company’s ownership, operation, development, and potential acquisition and disposition of midstream assets.

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BOARD LEADERSHIP STRUCTURE

Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes that our current leadership structure, under which Mr. Brookman serves as President and CEO and Mr. Swoveland serves as Non‑Executive Chairman of the Board, is the appropriate structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We currently believe that as Directors continue to have increasing oversight responsibilities, it is beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus on leading the Company. We believe our CEO and Chairman have an excellent working relationship, which, given the separation of their positions, provides strong Board leadership while positioning our CEO as the leader of the Company in front of our employees and stockholders. The Board reconsiders this structure at least annually.

DIRECTOR COMPENSATION

We compensate Directors with a combination of cash and equity‑based incentives to attract and retain qualified candidates to serve on our Board and to align Directors’ interests with those of our stockholders. In determining how to compensate our Directors, we consider the significant amount of time they spend fulfilling their duties, as well as the competitive market for skilled directors. Cash payments are paid quarterly and are pro-rated for partial years of service in a role.  No compensation is paid to our CEO for his service on the Board.

Compensation for our Non‑Employee Directors is reviewed annually by the Compensation Committee and is approved by the Board. The Compensation Committee uses its independent compensation consultant to conduct this annual review, which includes board and committee retainers, potential meeting fees and equity-based awards using the same peer group used to determine executive compensation (see “Compensation Policies and Process” and “Role of Independent Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement). Based on this review for 2018, the Compensation Committee recommended eliminating most committee retainers and increasing the Board retainer to cover membership on most committees.

CASH COMPENSATION

Annual Board and Committee Retainers

Each Non‑Employee Director receives an annual cash retainer of $100,000 for service on the Board, an amount that covers attendance at all Board and committee meetings. In addition, the following Non-Employee Directors receive an additional cash retainer to compensate them for the extra responsibilities associated with their roles:

Additional Retainer
Non-Executive Chairman	$ 100,000
Audit Committee Member	10,000
Audit Sub-Committee Member	5,000

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Annual Committee Chair Retainers

The chair of each committee receives an additional annual retainer for his or her services as chair. The following table shows the chair retainers:

Committee	Committee Chair Retainer
Audit	$ 20,000
Compensation	15,000
Midstream	10,000
Nominating and Governance	10,000

EQUITY COMPENSATION

On February 21, 2018, the Non‑Executive Chairman was granted $175,000 in restricted stock units (RSUs) and the remaining Non‑Employee Directors each received $140,000 in RSUs for their service on the Board.  The RSUs were granted under our Amended and Restated 2010 Long-Term Equity Compensation Plan (“2010 Equity Plan”).  The actual number of RSUs granted was determined based on the 5‑day average closing stock price ending the day prior to the date of grant.  The RSUs vest equally over three years, assuming continued board service.

DEFERRED COMPENSATION

Prior to 2018, each Non-Employee Director had the option to defer all or a portion of his or her annual cash compensation and all or a portion of his or her eligible RSUs pursuant to the Non Employee Director Deferred Compensation Plan (the “Deferred Comp Plan”). Effective December 31, 2017, the Compensation Committee amended the Deferred Comp Plan to prohibit future deferral elections of cash and/or RSUs into the plan, and no further amounts have been contributed to the Deferred Comp Plan.  All compensation that was previously deferred pursuant to the Deferred Comp Plan will continue to be credited with hypothetical earnings and losses as if invested in common stock of the Company until such amounts are distributed. As of December 31, 2018, three Directors have phantom stock balances resulting from prior deferrals of deferred cash and/or equity compensation.

Compensation paid to the Non‑Employee Directors for 2018 was as follows:

2018 DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid	Stock
	in Cash(1)	Awards(2)(3)	Total
Name	($)	($)	($)
Anthony J. Crisafio	$135,000	$138,774	$273,774
Mark E. Ellis	100,000	138,774	238,774
Christina M. Ibrahim	100,000	138,774	238,774
Larry F. Mazza	100,000	138,774	238,774
Randy S. Nickerson	120,000	138,774	258,774
David C. Parke	125,000	138,774	263,774
Jeffrey C. Swoveland(4)	210,000	173,467	383,467
(1)	Includes annual Board retainer, committee and committee chair retainers and the retainer for the Non‑Executive Chairman of the Board.
(2)

Represents RSUs issued to our Non-Employee Directors.  The RSU amounts reported in this table reflect the grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718 based solely on

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the stock price on the date of grant. Such amounts differ slightly from the intended award amount described above.
(3)

At December 31, 2018, the aggregate number of unvested RSUs outstanding for each Non-Employee Director were as follows: Mr. Crisafio – 4,813; Mr. Ellis – 3,518; Ms. Ibrahim – 2,748; Mr. Mazza – 4,813; Mr. Nickerson – 4,364; Mr. Parke – 4,813; Mr. Swoveland – 6,016.

(4)	Compensation includes cash and stock awards for service as Non‑Executive Chairman.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS AND PROHIBITION ON CERTAIN TRANSACTIONS

Each Non‑Employee Director is expected to hold shares of Company stock in an amount equal to at least five times his or her annual cash retainer ($500,000). Compliance with ownership requirements is reviewed annually. Qualifying stock holdings include directly‑owned shares and unvested RSUs, as well as stock equivalents held in the Deferred Comp Plan. Directors are expected to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2018, all of the Directors met or exceeded the ownership expectations under the guidelines, with the exception of Messrs. Nickerson and Ellis, both of whom were appointed to the Board in 2017, and Ms. Ibrahim, whose Board service commenced on January 1, 2018. The Director Stock Ownership Guidelines can be reviewed on the Company’s website at www.pdce.com under “Corporate Governance.”

The Company’s Insider Trading Policy expressly prohibits Directors from short‑term trading (purchasing and selling Company securities within a six‑month period), short sales of Company securities, hedging or monetization transactions through financial instruments (such as prepaid variable forwards, equity swaps, collars and/or exchange funds), holding securities in margin accounts or pledging securities as collateral for loans, or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that prescribe the process the N&G Committee will use to evaluate nominees for election to the Board. The Director Nomination Procedures can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The N&G Committee evaluates each candidate based on his or her level and diversity of experience and knowledge (industry‑specific and general), skills, education, reputation, integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. The Director nomination process also includes consideration of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs. One or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

The N&G Committee identifies Director candidates primarily through recommendations made by the Non‑Employee Directors. These recommendations are developed based on the Non‑Employee Directors’ knowledge and experience in a variety of fields and on research conducted by the Company at the N&G Committee’s direction. The N&G Committee also considers recommendations made by Directors, employees, stockholders and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Director Nomination Procedures. The N&G Committee has the authority to engage consultants to help identify or evaluate potential Director nominees, but did not do so in 2018.

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STOCKHOLDER RECOMMENDATIONS

The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the Company’s headquarters or by email to board@pdce.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a nominee should include:

•	Sufficient biographical information to allow the N&G Committee to evaluate the potential nominee in light of the Director Nomination Procedures;
•	An indication as to whether the proposed nominee will meet the requirements for independence under NASDAQ and SEC guidelines;
•	Information concerning any relationships between the potential nominee and the stockholder recommending the potential nominee; and
•	An indication of the willingness of the proposed nominee to serve if nominated and elected.

STOCKHOLDER NOMINATIONS

Stockholders may nominate candidates for election to the Board. The Company’s Bylaws require that stockholders who wish to submit nominations for election to the Board at a meeting of stockholders follow certain procedures. See “Stockholder Nominations and Proposals—Advance Notice Procedures under the Company’s Bylaws” for a description of these procedures.

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

We believe that the Board has implemented a sound structure for the governance of the Company, including as a result of the following:

•	Independent Board Leadership: The independent directors on the Board have selected an independent Non-Executive Chairman to lead our Board governance functions.
•	Majority Independent Directors: Seven of our eight directors are independent, and only independent directors serve on our Board committees.
•	Board Refreshment: Four of our directors have been added to the Board since 2015.
•	Board Evaluations: Our Board and each committee conducts an annual performance self-evaluation.
•	Diverse Experiences and Knowledge Represented on Board: Our directors have broad perspectives, experiences and knowledge relevant to our business.
•	Majority Voting Policy: Except in the case of a contested election, any director who receives more “withhold” votes than votes in favor must tender his or her resignation.
•	Share Ownership Requirement: Directors are required to hold a minimum number of shares of our common stock with a transition period for new directors.
•	Stockholder-called Special Meetings and Action by Consent: 10%+ stockholders have the right to call special shareholders’ meetings and stockholders can act by written consent.
•	No Poison Pill: We do not have a poison pill.

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CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board’s policies on a number of corporate governance issues. Among other matters, the Corporate Governance Guidelines address:

•	Director selection, qualification and responsibilities;
•	The holding and frequency of executive sessions of independent directors, Board self‑evaluation and senior executive performance reviews;
•	Board committee structure and function;
•	Succession planning; and
•	Governance matters, standard of business conduct and Board committee responsibilities.

The Corporate Governance Guidelines were most recently amended on September 30, 2017 and can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

UNCONTESTED ELECTIONS POLICY

The Corporate Governance Guidelines include an Uncontested Elections Policy (the “Policy”). Under the Policy, any nominee for Director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the N&G Committee. The N&G Committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the N&G Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such Director nominee (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and its stockholders. In considering the N&G Committee’s recommendation, the Board will take into account the factors considered by the N&G Committee and such additional information and factors as the Board believes to be relevant.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, officers, employees, agents, consultants and representatives of the Company and is reviewed at least annually by the N&G Committee. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Code of Conduct can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website.

BOARD STRUCTURE

The Company’s Certificate of Incorporation (“Charter”) provides that the number of Directors shall be designated from time to time by a resolution of the Board, provided that the number of Directors shall in no event be fewer than three or more than nine. As of the date of this Proxy Statement, the designated number of Directors is eight. Under the Charter, the Board is divided into three separate classes of Directors which are required to be as nearly equal in number as practicable. At each annual meeting of stockholders, one class of Directors whose term is expiring may be elected for a new term of three years. The classes are staggered so that the term of one class expires each year.

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There is no family relationship among any Directors or executive officers of the Company. There are no arrangements or understandings among any Directors or officers and any other person pursuant to which the person was selected as an officer or Director of the Company.

DIRECTOR INDEPENDENCE

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews NASDAQ listing standards, which set forth certain circumstances under which a director may not be considered independent. Mr. Brookman, the President and CEO of the Company, is not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent independence requirements.

The Board has reviewed the business and charitable relationships between the Company and each Non‑Employee Director to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non‑Employee Director’s independence. The Board has affirmatively determined that each of the Non‑Employee Directors was independent under NASDAQ Listing Rule 5605, the Exchange Act, and our Board committee charter requirements at all times while serving as a Non‑Employee Director

THE BOARD’S ROLE IN RISK MANAGEMENT

In the normal course of its business, the Company is exposed to a variety of risks. The Company operates a risk management program which includes an enterprise risk management program designed to strengthen the consistency of risk consideration in making business decisions. The Board understands that it is not possible or desirable to eliminate all risk and that appropriate risk‑taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company’s key strategic goals. While the entire Board is responsible for Company‑wide risk oversight, individual committees also have roles in risk review. The Audit Committee is the primary committee overseeing the risk management process and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements. The Compensation Committee considers risks related to the structure and size of the Company’s compensation plans, as described in this Proxy Statement. We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between our management and our Directors.

TRANSACTIONS WITH RELATED PARTIES

During 2018, there was no transaction or series of transactions, nor is there any currently proposed transaction, involving an amount exceeding $120,000 in which the Company is or was a participant and in which any Director, executive officer, known holder of more than five percent of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest for which disclosure is required under Item 404 of Regulation S‑K.

POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PARTIES

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related‑party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors or executive officers have a substantial interest.

Under our related‑party transaction policy, a related‑party transaction is a transaction or arrangement involving a related party in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related party. The related party must disclose to the Audit Committee any potential related‑party transactions and must disclose all material facts with respect to

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such transaction and relationship. All related‑party transactions so disclosed will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related party to the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company from an unrelated party and the impact of the transaction on the Company’s business and operations.

OTHER CORPORATE GOVERNANCE DOCUMENTS

The Company’s website includes the following governance documents:

•Director Nomination Procedures	•Nominating and Governance Committee Charter
•Stock Ownership Guidelines	•Compensation Committee Charter
•Insider Trading Policy	•Non‑Executive Chairman Charter
•Shareholder Communication Policy	•Code of Business Conduct and Ethics
•Audit Committee Charter	•Corporate Governance Guidelines
•Midstream Committee Charter

COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS

Stockholders may communicate with the Board or a committee of the Board by writing to the attention of the Board or committee at the Company’s corporate headquarters or by emailing the Board at board@pdce.com with “Board Communication” or the appropriate Board committee indicated in the subject line.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available at http://www.sec.gov and through a link from the Company’s website at www.pdce.com.  The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PROPOSAL NO. 2—APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 2. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

The stockholders of the Company are entitled to cast a non‑binding advisory vote at the Annual Meeting on the compensation of the Company’s Named Executive Officers. While this vote is non‑binding, the Board and the Compensation Committee value the opinions of our stockholders and take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program. The Company has determined to hold this advisory, “say‑on‑pay” vote annually, consistent with the stated preferences of our stockholders and with the results of our 2017 Annual Meeting of Stockholders where the majority of the votes cast were in favor of an annual advisory vote. The next non‑binding advisory vote regarding such frequency will be held at the 2022 Annual Meeting of Stockholders, in accordance with SEC rules.

As described more fully under “Compensation Discussion and Analysis” below, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve the annual and long‑term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long‑term basis through a combination of base pay, annual incentives and long‑term incentives.

The Company’s practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer’s compensation at risk demonstrates its pay‑for‑performance philosophy. In 2018 nearly 80% of the target compensation for our Named Executive Officers, other than the CEO, was in the form of variable compensation which was “at risk” (i.e., annual cash incentive compensation, performance-based equity and restricted stock units). For the Company’s CEO, this amount was 86% in 2018.

Each of the Named Executive Officers has been granted significant equity awards, including awards subject to annual vesting over a three year period and performance share units subject to a three year performance period, to provide a stake in the Company’s long‑term success. The Company also has demanding stock ownership guidelines applicable to its Named Executive Officers. The Company believes that this “tone at the top” guides the Company’s other officers and management personnel to obtain and maintain meaningful ownership stakes in the Company.

The Compensation Committee considers the results of the non‑binding “say‑on‑pay” vote of our stockholders in making prospective compensation decisions. At our 2018 annual meeting of stockholders, over 90% of the votes cast approved, on an advisory basis, the compensation of our Named Executive Officers. Accordingly, the Compensation Committee concluded that our executive compensation programs generally meet the expectations of our stockholders. We did not make any material changes to our executive compensation programs in 2018, although we did make certain incremental changes such as eliminating stock appreciation rights.

In light of the foregoing, the Company believes that the compensation of the Named Executive Officers for 2018 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S‑K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in this Proxy Statement for the Company’s 2019 Annual Meeting.

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This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. Broker non‑votes will not affect the outcome of this proposal.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The current executive officers of the Company, their principal occupations for the past five years and additional information is set forth below.

BARTON R. BROOKMAN, 56, joined the Company in 2005 and currently serves as Director, President and CEO. See “Continuing Directors with Term Expiring in 2019—Class III” for biographical information concerning Mr. Brookman.

LANCE A. LAUCK, 56, joined the Company in August 2009 as Senior Vice President Business Development and was named Executive Vice President Corporate Development and Strategy in January 2015. Mr. Lauck has overall responsibility for PDC’s business development, acquisitions and divestitures, strategic planning, corporate risk, reserves and midstream and marketing. Previously, Mr. Lauck served as Vice President—Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before being promoted to various management level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck graduated from the University of Missouri‑Rolla in 1984 with a Bachelor of Science degree in Petroleum Engineering.

R. SCOTT MEYERS, 44, a CPA, joined the Company in March 2009, and was named Chief Accounting Officer in April 2009 and Chief Financial Officer in January 2018. Prior to joining the Company, Mr. Meyers served as a Senior Manager with Schneider Downs Co., Inc., an accounting firm based in Pittsburgh, Pennsylvania, from 2008 to 2009, and PricewaterhouseCoopers LLP from 2002 to 2008.  Mr. Meyers holds a Bachelor of Science degree in Accounting from Grove City College, Pennsylvania.

SCOTT J. REASONER, 58, joined the Company in April 2008 as Vice President of Western Operations and was named Chief Operating Officer in January 2017. Mr. Reasoner has over 30 years of technical and management experience in the energy industry. Before joining PDC, he served as a Business Unit Manager with Noble Energy Inc. from 2005 to 2008, where he was responsible for the Mid‑Continent team. Prior to his work with Noble Energy, Mr. Reasoner worked for Patina Oil and Gas Company as Production Manager and later as Vice President Operations. His earlier experience includes positions with Snyder Oil Corporation and Vessel Oil and Gas Company. Mr. Reasoner graduated from of the Colorado School of Mines with a degree in Petroleum Engineering, has earned an MBA from the University of Colorado, and is a Registered Professional Engineer.

NICOLE L. MARTINET, 42, joined the Company in March 2011 as Associate General Counsel and Vice President, serving in that position for eight years. In January 2019, Ms. Martinet was named General Counsel, Senior Vice President and Corporate Secretary. Prior to joining PDC, she served as an associate in the Corporate Finance and Acquisitions group at Davis Graham & Stubbs LLP in Denver from 2006 to 2011.  Ms. Martinet received her Juris Doctor from the University of Denver, Sturm College of Law, where she graduated Order of St. Ives and served on the Denver University Law Review. Ms. Martinet has over 20 years of professional experience and holds a Bachelor of Science in Economics and French and Francophone Studies from Santa Clara University in California.

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JOHN A. DELAWDER, 58, joined the Company in April 2006 as Director of Human Resources and was appointed Senior Vice President Corporate Administration in January 2019. Prior to that he served in a variety of vice president level human resources positions with the Company, beginning in July 2009. Mr. DeLawder has over 35 years of professional experience. Mr. DeLawder earned a Bachelor of Science in Business Administration with an emphasis in Personnel Management from West Virginia University, and his career includes human resources, operations, facilities management and communications experience in the energy, government contracting, high-tech and manufacturing sectors.

Messrs. Brookman and Lauck were executive officers of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. Messrs. Brookman, Lauck and Reasoner were executive officers of the Company in September 2016, when two other partnerships, for which the Company also served as the managing general partner, filed for bankruptcy in the same federal bankruptcy court. With the exception of Ms. Martinet and Mr. DeLawder, each of the above were executive officers of the Company in October 2018, when two additional partnerships, for which the Company also served as managing general partner, filed for bankruptcy in the same federal bankruptcy court.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

David C. Parke, Chair
Mark E. Ellis
Larry F. Mazza
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee (referred to in this section as the “Committee”) believes that executives should earn the majority of their compensation based on the performance of the Company. This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2018, as well as the factors considered by the Committee in making compensation decisions. This CD&A focuses on the 2018 compensation of our President and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three other most highly compensated officers.  This CD&A touches only briefly on the compensation of our former CFO as he was employed solely for the first three days of the fiscal year.  The individuals described above, including our former CFO, are identified by name and title in the chart below and are collectively referred to throughout this Proxy Statement as our “Named Executive Officers,” or “NEOs”):

OFFICER	TITLE
Barton R. Brookman	President and Chief Executive Officer
R. Scott Meyers	Senior Vice President—Chief Financial Officer
Lance A. Lauck	Executive Vice President—Corporate Development and Strategy
Scott J. Reasoner	Senior Vice President—Chief Operating Officer
Daniel W. Amidon(1)	Former Senior Vice President—General Counsel and Secretary
David W. Honeyfield(2)	Former Senior Vice President—Chief Financial Officer
(1)

Mr. Amidon retired as the Company’s Senior Vice President, General Counsel and Secretary on December 31, 2018. For a description of the amounts paid in connection with his separation, see “Potential Payments upon Termination or Change of Control—Amidon Separation Agreement.”

(2)

Mr. Honeyfield resigned as the Company’s Senior Vice President—Chief Financial Officer on January 3, 2018. However, he remains a “named executive officer” as such term is defined in Item 402(a)(3)(ii) of Regulation S‑K. For a description of the amounts paid in connection with his separation, see “Potential Payments upon Termination or Change of Control—Honeyfield Separation Agreement.” Mr.  Meyers has served as our Senior Vice President and Chief Financial Officer since Mr. Honeyfield’s separation.

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EXECUTIVE SUMMARY

We provide a competitive executive compensation program that ties most of our executives’ pay to the short-term and long-term performance of the Company and to our shareholder returns.  Our executive compensation program is also designed to encourage appropriate risk management.

Following is an executive summary of the most important aspects of our executive compensation program:

Most of Our Executives’ Pay is Made Up of Annual and Long-Term Incentives

•

Our executive compensation program is comprised of three primary elements: base salaries, annual cash incentives, and long-term incentives that include both time-based restricted stock units (“RSUs”) and performance-share units (“PSUs”) that are earned based generally on the Company’s relative TSR as compared to its peer companies.

COMPENSATION ELEMENT	DESCRIPTION
Base Salary	•Fixed compensation based on the executive’s level of responsibility, skills, capabilities, experience and leadership.
Annual Cash Incentives ✓ Cash Bonus

•Annual cash bonus determined based on a review of pre-established financial and operation metrics as well as the Committee’s qualitative assessment of Company and individual accomplishments throughout the year.

Long‑Term Equity-Based Incentives ✓ 50% PSUs ✓ 50% RSUs

2018 PSUs

•Performance Period:  January 1, 2018 – December 31, 2020;

•Payout of 0% - 200% of target based generally on the Company’s relative TSR over the performance period as ranked among the comparably-measured TSR of a selected group of the Company’s peers;

•Payout capped at 100% if the Company’s TSR is negative, regardless of relative TSR.

RSUs

•Vest ratably over a three-year period.

•

In 2018, 86% of our CEO’s compensation was made up of annual cash incentives and long-term incentives and on average 79% of the other NEOs’ compensation was made up of annual cash incentives and long-term incentives.

Strong Link Between Compensation and Stockholder Interests

In 2018, over 70% of our CEO’s pay and more than 60% of the pay of our other NEOs consisted of long-term equity incentives.  This weighting toward long-term equity incentives has remained relatively consistent over the past several years.  For 2018, half of the long-term incentive awards issued to our NEOs consisted of PSUs, which are earned based on our TSR on a relative basis, as compared to our peer companies, and on an absolute basis.  We also maintain stock ownership guidelines applicable to all of our NEOs.  These features of our executive compensation program make the amount of pay realizable by our executive team highly correlated to the performance of our stock.  We believe this correlation between realizable pay and stock performance motivates our executive team to focus on stockholder returns and to think and act like owners.

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The chart below shows a comparison of intended target compensation and realizable compensation for our CEO over the past three years as compared to stock price performance.

Methodology
Target Pay	Realizable Pay
•Salary rate as of year-end •Target bonus based on salary rate •Intended LTI grant value

•Salary rate for the year

•Paid bonus for 2016, 2017 and 2018 performance

•SARs: In-the-money value at Dec 31, 2018 stock price ($29.76)

•Restricted Stock:  Dec 31, 2018 stock price ($29.76) x number of shares granted (assuming all shares, whether vested or unvested, are held through December 31, 2018)

•Performance Award:  Relative TSR ranking factor and stock price as of Dec 31, 2018 ($29.76)

Annual Incentive Metrics are Correlated to Value Creation

Our 2018 annual cash incentive program used a mix of pre-established quantitative metrics along with a qualitative review of corporate and individual performance to determine annual payouts.  With respect to quantitative metrics, we used a combination of operational and financial metrics to ensure our executives are focused on a balanced approach that correlates strongly to value creation.  Production is used as a single quantitative metric (as it has been for several prior years), with our remaining metrics focused on cost control (production, exploration and G&A costs per Boe), capital efficiency, a measure of profitability (adjusted cash flow from operations per share), and balance sheet strength (debt to adjusted EBITDAX).

METRIC	METRIC
•Production (MMBoe)	•Adjusted Cash Flow from Operations per share
•Production, Exploration and G&A per Boe	•Debt to Adjusted EBITDAX
•Capital Efficiency

We do not over-emphasize production because we believe that production fits only within a broader range of quantitative and qualitative considerations that collectively reflect our overall performance as a company.

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Our Compensation Program Design is Responsive to Shareholder Concerns as well as Market and Business Trends

At our 2018 annual meeting of stockholders, the overwhelming majority of our stockholders voted to approve our executive compensation program, with over 90% of votes cast for approval. This strong level of stockholder support for our executive compensation programs has remained consistent (or higher) over the past several years.  Although the vast majority of stockholders have consistently voted in support of our program, we continually monitor and engage with our stockholder base to garner their feedback on our program.  Based on that feedback and our analysis of market and business trends, we have made a number of changes over the years to ensure our program remains responsive to stockholder concerns and market conditions. For example, in 2015, given industry conditions and commodity pricing at the time, we added a balance sheet strength metric to our annual cash incentive program.  Similarly, in 2016, we removed reserve replacement ratio as an operational metric under that program.

Consistent with our longstanding history of appropriately making adjustments to our compensation programs, in 2018:

•	We increased the weight of performance-based awards to 50% PSUs and 50% RSUs;
•	We eliminated the use of SARs; and
•	We added an absolute TSR Modifier into the PSUs, to replace the absolute TSR tie that was inherent in the SARs grants.

Looking ahead to changes in 2019:

•	We changed the annual cash incentive program to contain a strict 50% quantitative payout along with a 50% qualitative payout;
•

The quantitative payout is based on the level of achievement of three financial metrics and two operational metrics, with all such metrics weighted equally.  We also refined the financial metrics to focus on returns on capital invested (with the addition of a new metric, free cash flow margin, measuring free cash flow as a percentage of oil and gas capital investment) and operational cash flow (which is now determined on a debt-adjusted, per share basis) and to de-emphasize debt (by removing the metric measuring debt-to-adjusted EBITDAX). We believe these changes are responsive to stockholder concerns regarding returns on capital invested and that our metrics and program design appropriately incentivize cost controls, particularly given the strict 50% quantitative payout for 2019; and

•

We implemented a “double trigger” upon change of control into equity awards, because we believe this allows a potential acquirer to have more flexibility in retaining management following an acquisition of the Company.

This history of stockholder engagement and responsiveness to both stockholder concerns and market conditions keeps our compensation program design in line with best practices, consistent with the interests of our stockholders, and well-positioned to incentivize our executive team to focus on the things that drive company and stock price performance.

Business Strategy and 2018 Business Highlights

Business Strategy

Our long-term business strategy focuses on being a responsible and respected provider of energy while generating stockholder value through the exploration and development of crude oil and natural gas properties. We leverage technology and innovation to increase operational efficiencies and prioritize health, safety and the environment.  We are focused on the growth of our cash flows, production and reserves, primarily through development of our existing leasehold, but also through acquisition and acreage swap

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opportunities. Our drilling plan is designed to achieve repeatable results and the potential for attractive returns on investment in a range of commodity price environments.

2018 Business Highlights

In 2018, the Company focused on the continued development of its two premier U.S. onshore assets in the core Wattenberg Field and Delaware Basin.  Long-lateral drilling, faster drilling times and modified completion designs all contributed to increasing our capital efficiency.  Additionally, a strategic acreage trade in the Wattenberg further consolidated our position to ensure we can maximize these efficiencies in the coming years. Through the continued success of our drilling program, we were able to increase our proved reserves 20% to over 545 million Boe, increase oil production as a percent of total production and efficiently grow our total production by 26% to 40.2 million Boe. Key highlights of our achievements in 2018 include:

Organizational Highlights:

•

Successfully raised awareness about the benefits of safely developed oil and natural gas in the campaign against, and ultimate defeat of, proposed state legislation aimed at crippling Colorado energy development;

•	Achieved strong operational performance for the year despite challenges related to third-party midstream capacity leading to high line pressures in the Wattenberg Field;
•	Began implementation of Enterprise Resource Planning system aimed at increasing operating efficiencies and better positioning the Company for future growth and scale.

Financial Highlights:

•	Maintained a strong financial position while strengthening our balance sheet:
o	Reduced Debt-to-Adjusted EBITDAX* to 1.4x at year-end 2018, from 1.9x at year-end 2017;
o	Increased adjusted cash flow from operating activities* year-over-year by nearly 40% as shown in the chart below;
•	Increased the borrowing base under our revolving credit facility to $1.3 billion, resulting in year-end liquidity of approximately $1.27 billion.

Business Development Highlights:

•	Purchased and integrated an approximately $190 million acquisition of core Wattenberg acreage resulting in an increased inventory of high oil Prairie Area locations;
•

Successfully executed strategic acreage trade in core Wattenberg field, resulting in further consolidation of our position and the addition of high-value Kersey Area drilling inventory.  Furthermore, we successfully captured future operating efficiencies through increased working interests and the ability to drill more high-economic long-lateral wells;

•	Executed a firm long-term sales agreement providing takeaway capacity for the majority of the Company’s 2018 and 2019 Delaware Basin oil production with access to Brent-based pricing;
•	Divested all of our non-core Utica Shale assets for approximately $40 million in proceeds.

Delaware Basin Highlights:

•	Ongoing improvements in drilling and completion operations leading to more consistent results;
•	Drilled 31 wells and turned-in-line 26 wells leading to full-year production averaging 26,000 Boe per day;
•	Successful downspacing test confirmed Wolfcamp A inventory in Block 4 area;
•	Designed and built a water distribution system with water recycling capabitiles, resulting in nearly 100% of all produced water on pipe being sent to disposal wells or our system.

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Wattenberg Field Highlights:

•	Outstanding operational performance and technical advances despite challenging operating environment caused by extremely high line pressures throughout much of 2018;
•	Continued technical advancements and efficiencies in the Wattenberg Field resulting in ability to access additional resource with minimal incremental capital through enhanced completion design;
•	Effectively managed new regulations and remediation requirements.

Adj. Cash Flow From Operations ($MM)

For additional discussion of our 2018 results, see "Annual Cash Incentives—2018 Performance Results."

*Adjusted EBITDAX and adjusted cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" on Appendix A for a reconciliation to their most directly comparable GAAP measures.

EXECUTIVE COMPENSATION PHILOSOPHY AND BEST PRACTICE

Compensation Philosophy

The principal tenets of our compensation philosophy are as follows:

•

Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders.  We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. We determine individual total compensation targets within this framework to provide compensation that correlates with the Company’s performance relative to peers. Generally, we target total compensation around the median level for similar positions at comparable companies, unless specific circumstances warrant otherwise.

•

Our executive compensation programs should be designed to support a performance‑based culture.  The majority of each NEO’s compensation is at risk and is based on a combination of attainment of short‑term goals in support of our long‑term strategy, long‑term stock performance relative to our peers, and actual total shareholder return. Our programs require a commitment to performance because total compensation is not guaranteed. Therefore, our programs provide above‑target compensation when performance is warranted and below‑target compensation when performance does not meet expectations.

•

Our executive compensation programs should be designed to align our executives’ interests with those of our stockholders.  A substantial portion of our NEOs’ compensation is provided in the form of long‑term equity incentives that tie executive pay to stock price performance. In addition, we require each of our NEOs to meet our stock ownership guidelines.

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PDC ENERGY INC.- PROXY STATEMENT

•

Our executive compensation programs should encourage appropriate risk management.  We believe that effective leadership in the oil and gas business requires taking prudent, but not excessive, business risks. To encourage this balance, we have structured our compensation programs to include three‑year vesting schedules on all equity awards, and structured annual cash incentive awards using a combination of quantitative short‑term financial and operational objectives and qualitative strategic objectives. We also mitigate risk by allowing the Committee to exercise discretion in determining bonus payments rather than relying solely on a formula. We regularly review our compensation programs to ensure that our NEOs are not encouraged to take inappropriate or excessive risks.

Compensation Best Practices

We believe our executive compensation program is competitive, is aligned with current governance trends, and contains stockholder‑friendly features as outlined below:

Our Practices (What We Do)	Practices We Have Not Implemented (What We Don’t Do)

✓     Pay for Performance—Our NEOs’ total compensation is heavily weighted toward performance‑based pay. Our annual incentive program is based on performance against key operational and financial metrics. The value delivered by our equity grants is tied to both absolute and relative stockholder return performance.

✓     Executive Ownership Guidelines—We have stock ownership guidelines for our executives and directors that are consistent with what we believe to be corporate governance best practices.

✓     External Benchmarking—We assess competitors’ compensation data based on an appropriate group of peers and other relevant survey data prior to making any compensation decisions.

✓     Double‑Trigger Change‑of‑Control Severance Benefits—In the event of a change of control, our severance plan and grandfathered employment contracts provide for cash severance benefits only if the executive is actually or constructively terminated without cause following the change of control event.

✓     Clawback Policy—We have clawback provisions in place in the event of a restatement of all or a portion of our financial statements due to material noncompliance with financial reporting requirements under securities laws.

✓     Compensation Risk Assessment—There is an appropriate balance between long‑term and short‑term focus in our compensation programs and the Committee has the ability to apply discretion to ensure risk mitigation occurs in management decision‑making.

✓     Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Committee.

✓     Independent Compensation Committee—Our Committee is comprised solely of independent directors.

✘     No Golden Parachute Excise Tax Gross‑Ups—We do not provide gross‑up payments to reimburse our executives for any tax obligations that would be incurred upon a change of control of the Company.

✘     No New Employment Contracts and/or Excessive Severance Benefits—We no longer provide employment contracts to new executives (Mr. Lauck is our only remaining executive with a grandfathered contract). Severance benefits under both our severance plan and employment agreements are reasonable as compared to peer companies in our industry, and there are no liberal change of control definitions, excessive severance benefits or similar practices.

✘     No Excessive Perquisites—We provide only modest perquisites that are consistent with peer companies in our industry.

✘     No Repricing—We do not permit repricing of underwater stock options/SARs without stockholder approval.

✘     Prohibited Transactions—Hedging transactions, short selling, short‑term trading, pledging PDC stock, and other transactions that may distract from or conflict with the long‑term business objectives of the Company are strictly prohibited for all officers and directors of the Company under our Insider Trading Policy.

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COMPENSATION PROGRAM DESIGN AND DECISIONS

2018 Compensation Mix

Our pay‑for‑performance philosophy is demonstrated by the proportion of our NEOs’ compensation that is variable or “at risk” in relation to the overall compensation package awarded to our NEOs. The charts below show the targeted fixed and variable or “at‑risk” components awarded to our NEOs as a percentage of their total direct compensation for 2018.

2018 TARGET COMPENSATION

The charts above are based on 2018 base salaries, target bonus amounts with respect to 2018 annual cash incentive awards, and the target values for the 2018 grants of performance-based PSUs and time-based RSUs.  The amounts actually realized by our NEOs with respect to these awards depend on a variety of factors including the level of attainment of the relevant performance goals and the extent of vesting of PSUs and RSUs and the value of our stock when the PSUs and RSUs vest.  These charts are not a substitute for the “Summary Compensation Table,” which includes amounts supplemental to target total direct compensation.

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Direct Compensation Components

In support of our compensation philosophy and objectives, total target direct compensation  received by our NEOs is comprised of the key elements included in the chart below:

COMPENSATION ELEMENTS	ROLE IN TOTAL COMPENSATION
Base Salary	•Compensates executives for their level of responsibility, skills, capabilities, experience and leadership.
Annual Cash Incentives ✓ Cash Bonus	•Rewards annual performance and aligns participants’ compensation with short‑term financial, operational and strategic objectives specific to each calendar year;
•Motivates participants to meet or exceed internal and external performance expectations; and
•Recognizes individual contributions to the organization’s overall results.
Long‑Term Equity-Based Incentives ✓ 50% Performance Share Units (PSUs) ✓ 50% Restricted Stock Units (RSUs)

•Rewards long‑term performance directly aligned with stockholders’ interests;

•Provides a strong performance‑based equity component;

•Recognizes and rewards share performance relative to industry peers;

•Aligns compensation with sustained long‑term value creation;

•Helps executives to acquire a meaningful and sustained ownership stake; and

•Fosters executive retention by vesting awards over multiple years.

Base Salaries

In determining base salary adjustments for 2018, the Committee considered the market data provided by the Consultant, the role of each individual NEO, inflation and the recommendations of the CEO based on individual and Company performance. Based on the foregoing, in February 2018, we approved adjustments in base salary for each of the NEOs as follows:

NAMED EXECUTIVE OFFICER	2017	2018
Barton R. Brookman	$825,000	$850,000
R. Scott Meyers (1)	N/A	370,000
Lance A. Lauck	410,000	435,000
Scott J. Reasoner	400,000	425,000
Daniel W. Amidon	350,000	360,000
(1)	Mr. Meyers was promoted to CFO effective January 3, 2018.

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Annual Incentive Awards

Bonuses under the Company’s annual incentive program are based on achievement of a combination of specific operational and financial metrics (performance metrics) established in the first quarter of the year and the Committee’s assessment of the Company’s strategic accomplishments for the year. However, to provide us the flexibility to adjust for and react to events that occur throughout the year, we prefer not to rely solely on a formulaic approach based on pre‑established thresholds that result in automatic payouts. Rather, the Committee retains discretion to adjust actual awards given circumstances at the time of the determination.

Throughout the year, the Committee reviews the Company’s progress toward meeting the performance metrics for the year. Following the end of the fiscal year, the Committee determines an overall Company performance rating based on the metrics and other accomplishments.  Individual awards may be adjusted upward or downward at the Committee’s discretion based on individual performance. Such individual adjustments are anticipated to have a maximum range of +/−20%.

Target Bonus Amounts

The Committee sets a target annual cash incentive award for each NEO expressed as a percentage of base salary.  Actual awards can range from 0% ‑ 200% of these targets depending on the Company performance rating achieved and any individual performance adjustment. In February 2018, based upon the review of peer compensation data, we established the 2018 target award for each NEO as follows:

	Target Annual
	Cash Incentive as
	% of Base Salary
NAMED EXECUTIVE OFFICER	2017	2018
Barton R. Brookman	100%	100%
R. Scott Meyers (1)	—	80%
Lance A. Lauck	90%	90%
Scott J. Reasoner	85%	90%
Daniel W. Amidon	80%	80%
(1)	Mr. Meyers was promoted to CFO effective January 3, 2018.

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2018 Performance Metrics – Quantitative and Qualitative

In early 2018, we established specific targets for each operational and financial metric based on our 2018 operating plans. These metrics are used to ensure we are balancing operational objectives with capital discipline. The performance metrics used in 2018 were the same as those used in 2017.

2018 CORPORATE METRICS METHODOLOGY

*Adjusted Cash Flow Per Diluted Share and adjusted EBITDAX are each non-GAAP financial measures. See "Non-GAAP Financial Measures" on Appendix A for a reconciliation to their most directly comparable GAAP measures.

The Committee expressly reserves the right to exercise its discretion to adjust the NEOs’ annual incentive awards for unexpected business events such as acquisitions/dispositions, capital markets transactions, legal settlements, or other performance factors the Committee deems important at year‑end. We believe that the NEOs are compensated for stock price performance through the Company’s long‑term equity incentive program and not through their annual bonus; however, the Committee may also consider relative stock price performance in determining the annual corporate performance rating.

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2018 Results on Quantitative Metrics

In early 2019, the Committee reviewed the Company’s 2018 performance relative to the quantitative operational and financial metrics described above. Results for 2018 were as follows:

2018 QUANTITIVE CORPORATE METRICS

Committee’s Qualitative Assessment

In assessing the Company’s performance for 2018, the Committee considered the following factors that impacted results:

•

DCP and Aka Midstream line pressure challenges, which were out of the Company’s control, significantly impacted the quantitative metrics; if line pressures had been as budgeted, the Company would have exceeded its quantitative metric targets on three of its five metrics, and the two metrics currently outside of the target range would have fallen inside the target range.  Despite the challenges, the Company was able to offset some of the negative impacts related to the line pressure issues through operational improvements and by delivering more consistent results in the Delaware Basin, and still achieved year-over-year production growth of 26%;

•	The Company performed well on its qualitative metrics as follows:
o	by continuing its strong focus on Environmental, Health and Safety;
o	by achieving an estimated reserve replacement of 330%; and
o	by achieving year-end liquidity of approximately $1.3 billion;
•

The Company made significant improvements to its Wattenberg operating efficiencies through the acquisition and integration of additional acreage in its Prairie Area, as well as the execution of a strategic acreage trade that further consolidated its position.  These business development initiatives are expected to enhance the Company’s ability to drill more long-lateral wells with higher working interests while reducing its surface footprint;

•	The Company entered into two high-value firm transportation agreements providing necessary flow assurance of crude oil out of each of its Wattenberg and Delaware Basin assets. These agreements

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served to both increase the percentage of crude oil piped instead of trucked, and provided competitively advantageous pricing, including access to the Brent-based index;
•

The Company took a leadership role in addressing the political challenges in Colorado and the education of the public on Proposition 112, which would have effectively prohibited the vast majority of its planned future drilling activities in Colorado. Ultimately, the Company’s effort helped lead to Proposition 112’s defeat at the polls;

•

The Company made significant progress with its strategic change management initiatives and through investing in systems such as the continuing implementation of the Enterprise Resource Planning system aimed at enhancing maintenance of its financial records, improving operational functionality and providing timely information to its management team, while preserving its strong corporate culture; and

•

The Company dedicated significant resources and efforts to improve its internal control over financial reporting and made substantial progress in remediating its ongoing material weaknesses in its internal controls regarding certain land administrative records.

Based on the above, the Committee awarded a corporate performance rating under the annual bonus plan of 115% of target, which was lower than the payout for 2017.

2018 Bonus Awards

In determining individual cash incentive awards, the Committee generally felt that management achieved the results as a team and each was instrumental in the overall accomplishments of the Company.  Therefore, no individual performance adjustments were made to the awards.   Actual cash bonus amounts paid for 2018 performance were as follows:

2018ANNUAL
NAMED EXECUTIVE OFFICER	BONUS
Barton R. Brookman	$978,000
R. Scott Meyers	$341,000
Lance A. Lauck	$451,000
Scott J. Reasoner	$440,000
Daniel W. Amidon	(1)

(1)Mr. Amidon separated service on December 31, 2018 and received a negotiated target bonus for 2018 upon separation (see “Potential Payments Upon Termination or Change of Control—Amidon Separation Agreement”).

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Long‑Term Incentive Awards

Mix of Incentives

To ensure that long‑term incentives are aligned with the interests of our stockholders and our pay‑for‑performance philosophy, we generally grant annual equity awards to our NEOs. In 2018, the Committee elected to change the mix of our long-term incentives to be 50% PSUs and 50% RSUs and to eliminate the use of SARs. We believe this more closely aligns with market practices. In addition, the Committee incorporated a balanced absolute TSR modifier into the PSUs to replace the absolute TSR tie that was inherent in the SARs grants.

2018 Award Types and Terms

VEHICLE / PURPOSE	DESIGN FEATURES / TERMS

PSUs

Aligns compensation with the Company’s TSR relative to a group of peers in the industry.

The value of PSUs is dependent on both absolute stock price performance and relative TSR performance over a three‑year period.

PSUs are denominated in units of Company stock with payout in shares of stock (or cash) based on the Company’s relative TSR over the specified performance period, as ranked among the comparably‑measured TSR of the Company’s peer companies;

For 2018, the peer group selected for measuring relative TSR was the same as the compensation benchmarking peer group (See “2018 Compensation Decisions – Compensation Peer Group”);

The 2018 PSUs measure the performance period from January 1, 2018 through December 31, 2020, with payouts as follows:

	COMPANY TSR RANKING AMONG PEERS	PAYOUT LEVELS AS % OF AWARD
	90th Percentile	200%
	75th Percentile	150%
	Median	100%
	25th Percentile	50%
	Below 25th Percentile	0%

•     If performance falls between the percentiles, payout levels are interpolated between the next highest and next lowest payout levels;

•     If the Company has a negative TSR for the performance period, the maximum award is 100%, regardless of relative TSR performance; and

•     If the Company has an average annualized TSR of 15% or greater for the 3‑year performance period, the minimum award is 50%, regardless of relative TSR performance.

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PDC ENERGY INC.- PROXY STATEMENT

VEHICLE / PURPOSE	DESIGN FEATURES / TERMS

To provide for a consistent number of peers throughout the performance period, the award agreement defines how a peer that is either acquired, merged, delisted, enters bankruptcy, etc. is treated in determining its TSR performance ranking.

PSUs are forfeited if the NEO voluntarily terminates or is terminated for cause prior to the vesting date. Payout under other termination scenarios is described under “Potential Payments upon Termination or Change of Control—Impact of Termination and Change of Control on Long‑Term Incentive Plans.”

RSUs Aligns compensation directly with the Company’s stock price, encourages retention and increases stock ownership in the Company

Notional units that entitle the holder to receive an equal number of shares of stock upon vesting. Awards vest annually over three years; and unvested awards are forfeited by the NEO if the NEO voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see “Impact of Termination and Change of Control on Long‑Term Incentive Plans.”

2018 Long-Term Incentive Awards

We typically determine the dollar value of the long‑term incentive awards we want to deliver to the NEO to place total target compensation at the appropriate level for that position, based on market data, individual performance, and other relevant factors. While we consider long‑term incentives as primarily forward‑looking, we may consider the Company’s and the NEOs’ performance in the prior year in determining the size of the awards. For 2018, the Committee adjusted long‑term incentive values to further align the value of the long‑term incentives with the market competitive range. The table below shows the grants and corresponding value awarded to each NEO in February 2018.

	Target Value	RSUs	PSUs
Name	($)	(#)	(#)
Barton R. Brookman	$4,300,000	42,199	42,199
R. Scott Meyers	1,000,000	9,814	9,814
Lance A. Lauck	1,550,000	15,211	15,211
Scott J. Reasoner	1,500,000	14,721	14,721
Daniel W. Amidon	900,000	8,833	8,833

The award value shown above differs from the accounting value reported in the Summary Compensation Table. In determining the number of shares awarded, we used the 5‑day average closing stock price ending the day prior to the date of grant. The accounting value reflected in the Summary Compensation Table and 2018 Grants of Plan‑Based Awards table is based solely on the grant date fair value on the date of grant.

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PDC ENERGY INC.- PROXY STATEMENT

2016-2018 Performance Share Unit (PSU) Payout

In 2016, we granted PSUs covering the three‑year period from January 1, 2016 through December 31, 2018. Based on the Company’s ranking over this three‑year period, we paid 78% of the target award to the NEOs holding such PSUs as shown in the “Options Exercised and Stock Vested” table.  Due to the decline in stock price over the three-year period, the value earned at vesting was 41% of the original target value (based on a 2018 year-end stock price of $29.76).  The chart below shows the members of the peer group used for the grant, their TSR performance and their relative rankings at the end of the period.

Company	TSR	Rank	% Rank	Payout%
WPX Energy	101%	1	100%
Energen Corp. (1)	35%	2	93%
Parsley Energy	(6%)	3	85%
Matador Resources	(14%)	4	77%
Callon Pelroleum	(14%)	5	70%
SM Energy	(19%)	6	62%
Oasis Petroleum	(26%)	7	54%
HighPoint Resources (2)	(39%)	8	47%
PDC Energy	(44%)	9	39%	78%
Synergy Resources	(49%)	10	31%
Laredo Petroleum Holdings, Inc	(54%)	11	24%
Carrizo Oil & Gas	(58%)	12	16%
Gulfport Energy	(64%)	13	8%
Bonanza Creek (3)	N/A	14	0%
(1)

Energen Corporation was acquired by Diamondback Energy on November 29, 2018. Per the terms of the PSU agreement for the grant, an index was used following the change of control for the purpose of determining total TSR performance.

(2)	Bill Barrett Corporation merged with Fifth Creek Energy and changed its name to HighPoint Resources Corporation on March 19, 2018.
(3)

Bonanza Creek entered Chapter 11 bankruptcy during the three‑year performance period but per the terms of the PSU agreement for the grant, remained in the peer group and was ranked in last place for purposes of calculating TSR performance.

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PDC ENERGY INC.- PROXY STATEMENT

Other Elements of Compensation

In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract and retain executives critical to our long-term success and to provide an overall compensation and benefits program that is competitive with other companies in our industry.

Element	Description and Purpose
Health and Welfare Benefits

We provide competitive health and welfare benefits that are intended to be comparable to those provided to employees at other companies in our industry. Our NEOs participate in our health and welfare programs on the same basis as all other employees.

Retirement Benefits (401(k) and Profit Sharing)

We provide retirement benefits that are intended to be comparable to those provided to employees at other companies in our industry. These benefits are intended to provide financial security by allowing employees to save for retirement through the Company’s 401(k) and Profit Sharing Plan. The Company provides a 10% dollar-for-dollar match up to the IRS limit plus a Profit Sharing contribution that can range from 0% - 5% on an annual basis (up to the IRS limit). Our NEOs participate in our 401k and Profit Sharing Plan on the same basis as all other employees up to the IRS allowable limit.

For 2018, the 401(k) Match and Profit Sharing Contribution for each NEO is shown in the Summary Compensation Table.
Perquisites

We provide modest perquisites for the convenience of our executives in meeting the demands of their positions, the value of which is generally consistent with those offered by other companies in our industry. These perquisites include a car allowance for business and personal use, athletic/non‑golf club dues, and annual physicals.

For 2018, the value of the perquisites provided to each NEO is outlined in the Summary Compensation Table.
Severance and Change of Control Arrangements

We believe that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of an NEO’s departure. Severance provisions give us the flexibility to make decisions regarding organizational issues with pre‑established severance terms in place. In the event the Company faces an actual or potential change of control, severance benefits encourage executive officers to remain with the Company even though prospects for continued employment may be uncertain. We believe that the severance amounts that may be paid upon a change of control of the Company help to align the interests of the executive officers with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, and the need to avoid excessive benefits to executives. We consider these protections to be an important part of an executive’s compensation and consistent with competitive practices in the oil and gas industry.

For a description of the severance programs and other individual arrangements (including the separation arrangements with Messrs. Honeyfield and Amidon in 2018), see “Potential Payments Upon Termination or Change of Control.”

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PDC ENERGY INC.- PROXY STATEMENT

2019 Compensation Program Changes

Annual Cash Incentive Awards

Although the Company has historically set quantitative goals each year by which the Committee measures performance, determination of the final award has been highly discretionary.  For 2019, we are moving to a formulaic approach for 50% of the bonus award.  The other 50% will be based on achievement of qualitative goals and the Committee’s assessment of  performance.  In addition, to further align the Company’s quantitative metrics with leading industry practices and to continue our focus on incentivizing value creation, the Committee made other significant changes to the metrics for 2019. In particular, the Company will be replacing Debt to Adjusted EBITDAX with Free Cash Flow as a Percent of Oil and Gas Capital Investment to demonstrate the Company’s commitment to capital efficiency by generating cash flow in excess of its capital program, and will be refining the calculation of Adjusted Cash Flow per Share to be per Debt-Adjusted Share to demonstrate the Company’s commitment to creating value regardless of changes in capital structure.

Long Term Equity-Based Incentive Program

The Committee continued the practice of delivering our long-term equity incentives 50% in PSUs and 50% in RSUs. In addition, to be more consistent with industry practice, any grants made in 2019 will have a “double trigger” in the event of a change of control of the Company; meaning that if such a change of control occurs, the grants would not receive accelerated vesting, but would only vest upon termination of employment “without cause” or for “good reason” as defined in the NEO’s severance arrangement, following the change of control.  We believe this allows a potential acquirer to have more flexibility in retaining management following an acquisition of the Company.

COMPENSATION POLICIES AND PRACTICES

Process for Determining Executive Compensation

Annually, we review and approve our compensation program design, determine target total direct compensation, establish performance metrics under our annual and long term incentive programs and determine award payouts based on achievement of Company and individual results. These discussions usually span numerous meetings and involve deliberation among the Committee, management and the Consultant before approval. With respect to equity programs, we also consider the tax and accounting effect of the awards, dilution and stock burn rates (based on total outstanding shares).

In determining target total direct compensation for our NEOs, we consider the following:

•Our compensation objectives and philosophy;

•Each NEO’s scope of responsibility, expertise and tenure;

•The CEO’s assessment of the individual’s performance and recommendation regarding the compensation of the other NEOs; and

•Market data for target total direct compensation (base salary, bonus targets and long‑term incentives) from the peer group.

Our view is that an executive’s target compensation should reflect the current market value for that position provided the executive has performed well in the prior year. We may adjust the mix of cash and long‑term incentives, but we generally target around the median of the market in total direct compensation taking into account the factors listed above.

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PDC ENERGY INC.- PROXY STATEMENT

Annual Executive Compensation Cycle

EXECUTIVE COMPENSATION TIMELINE
JANUARY - FEBRUARY
MARCH - AUGUST
SEPTEMBER - DECEMBER

- Review Stock Ownership
- Conduct compensation risk assessment
- Conduct CEO evaluation
- Consider the recommendation of the CEO with respect to the other NEOs compensation, the input provided by our independent consultant, as well as the performance against PDC's performance metrics and each NEO's performance against his or her individualized goals in setting total target direct compensation for the year (base salary, bonus target and long-term incentive value).
- Determine annual incentive bonus awards for prior year performance
- Grant long-term equity-based awards for the current year
- Approve annual Profit Sharing Plan contribution
- Set operational, financial and strategic goals for the year

- Prepare CD&A and compensation and severance data for annual proxy statement
- Determine Consultant independence
- Review compensation disclosures of peers
- Conduct stockholder outreach on Named Executive Officer compensation, as appropriate
- Review PDC performance against annual performance goals

- Determine compensation peer group for following year
- Assess effectiveness of our compensation program versus company and peer performance
- Review benchmarking materials from outside consultant
- Discuss program changes for following year
- Review PDC performance against annual performance goals

Assessing the Effectiveness of Our Compensation Programs

Annually, we review summaries of each NEO’s compensation history, as well as all compensation payable upon each NEO’s termination of employment, including upon a change of control of the Company. We also do a “look‑back” of realized pay relative to our peers and our share price performance to assess whether our programs as designed are truly paying for performance. The Committee uses these tools in addition to feedback from our stockholders, to determine whether changes to our program are needed.

Compensation Peer Group

In September 2017, the Committee approved the composition of the peer group of companies used for determining 2018 compensation. In selecting the peer group, the Committee considered whether changes to the previous year’s peer group are warranted based upon changes in the size, operations and/or capital structure of either the Company and/or the current or potential peer companies, including the following:

•Size, scope and nature of business operations, ownership structure, prior financial performance and current financial information, including market capitalization, enterprise value, assets, production (amount and commodity mix), revenues, capital expenditures and reserves for each current peer company;

•Assessment of this same information on potential new peers; and

•Other factors that may render a current peer company no longer appropriate for inclusion in the peer group (e.g., financial status).

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PDC ENERGY INC.- PROXY STATEMENT

Once identified, the Committee typically utilizes this peer group for the following:

•Compensation Benchmarking—to determine competitive total target direct compensation including base salaries, bonus targets and equity-based grants;

•Total Shareholder Return—to measure total shareholder return under the Company’s PSU awards; and

•Director Compensation—to determine outside directors’ compensation.

Peer group compensation practices are determined using a combination of compensation data disclosed in the peers’ proxy statements and survey data for the peer group from Meridian Compensation Partners LLC’s “North America Oil and Gas Exploration and Production Survey.” The Company also uses this same survey as well as other industry surveys for determining compensation practices for the broader industry.  The table below shows the peer group for 2017 and 2018.

2017 Peers		2018 Peers

Callon Petroleum Company	Added	Callon Petroleum Company
Carrizo Oil & Gas Inc.	SRC Energy Inc.	Carrizo Oil & Gas Inc.
Diamondback Energy, Inc.		Diamondback Energy, Inc. (1)
Energen Corporation		Energen Corporation (1)
Gulfport Energy Corp.		Laredo Petroleum Holdings, Inc.
Laredo Petroleum Holdings, Inc.		Matador Resources Company
Matador Resources Company		Newfield Exploration Company
Newfield Exploration Company		Oasis Petroleum Inc.
Oasis Petroleum Inc.	Removed	Parsley Energy, Inc.
Parsley Energy, Inc.	Gulfport Energy Corp.	QEP Resources, Inc.
QEP Resources, Inc.		RSP Permian, Inc. (1)
RSP Permian, Inc. (1)		SM Energy Company
SM Energy Company		SRC Energy Inc.
WPX Energy, Inc.		WPX Energy, Inc.
(1)

In 2019, due to the acquisition of RSP Permian, Inc. by Concho Resources Inc. and Energen Corporation by Diamondback Energy, Inc. the Committee removed the acquired companies and Diamondback Energy, Inc. from the peer group and added Centennial Resource Development, Inc., Cimarex Energy Co., Extraction Oil & Gas, Inc. and Jagged Peak Energy Inc. as peers for determining 2019 compensation.

Role of Independent Compensation Consultant

The Committee has engaged Meridian Compensation Partners as an independent compensation consultant (the “Consultant”) to help ensure that executive compensation programs are competitive and consistent with the Company’s compensation philosophy and policies. In retaining the Consultant, the Committee considers the following:

•The Consultant’s reputation supporting compensation committees and familiarity with our executive compensation program design;

•Experience of the Consultant in the energy exploration and production industry;

•Range of compensation services offered by the Consultant; and

•Independence of the Consultant, considering the independence factors outlined by the SEC.

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PDC ENERGY INC.- PROXY STATEMENT

The Committee determines the scope of the Consultant’s engagement, which includes:

•Providing input into peer group identification and assessment;

•Providing benchmarking on executive and outside director compensation for the Committee to use in its decision‑making process;

•Providing input into plan design discussions, payout alternatives and performance measures for annual and long‑term incentives, individual compensation actions, and other aspects of compensation (e.g., employment agreements and perquisites);

•Reviewing and providing feedback on the compensation‑related disclosures in our proxy statement; and

•Informing us about recent trends, best practices, and other developments affecting executive compensation.

The Consultant’s interactions with the Committee and management include the following:

•The Consultant does not make recommendations on or approve the amount of compensation of any NEO;

•The Committee may request information or advice directly from the Consultant and may direct the Company to provide information to, or solicit information from, the Consultant;

•The Consultant regularly interacts with representatives of the Company and periodically with the CEO; and

•The Consultant attends Committee meetings as requested.

The Committee annually reviews the engagement of the Consultant and as a part of that process reviews a summary of all services provided by the Consultant and related costs. Except as set forth above, the Consultant did not perform any material services for the Company. The Consultant did not have any business or personal relationships with Committee members or executive officers of the Company, and did not own any stock of the Company. The Consultant maintains policies and procedures designed to avoid such conflicts of interest. Accordingly, the Committee determined that the Consultant was not subject to any significant conflicts of interest.

Role of Management

Our CEO plays a significant role in determining the compensation levels of our NEOs, which includes:

•Recommending quantitative and qualitative performance measures under our annual cash incentive program;

•Assessing the performance of the other NEOs; and

•Recommending base salaries, annual incentive targets and long‑term incentive awards for the forthcoming year, and annual incentive awards for the prior year.

At the Committee’s request, the CEO and other NEOs may also play a role in determining the following:

•Quantitative and qualitative performance measures under our annual incentive program;

•Proposed peer group companies;

•Design changes to our compensation and benefits programs; and

•Assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

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PDC ENERGY INC.- PROXY STATEMENT

The Committee determines each element of the CEO’s compensation with input from the Consultant. The Committee also determines each element of compensation for the other NEOs with input from the Consultant and the CEO. The CEO is not present during voting or deliberations concerning his own compensation.

Management also retains an individual as a consultant in our compensation process and to coordinate the preparation of certain materials for Committee meetings. This individual is retained by and reports to management, whereas the Consultant reports to the Committee.

Other Policies and Considerations

Tax and Accounting Considerations

With respect to compensation paid under the Company’s plans, arrangements and agreements, we consider the impact of the applicable tax laws and accounting rules, including but not limited to Section 409A, Section 280G and Section 4999 of the Code. Currently, none of our severance arrangements or agreements provide for a gross‑up for excise tax under Code Section 280G and Section 4999 and all of our programs are intended to be either exempt from or to comply with Code Section 409A. We note that Section 162(m) of the Code limits the amount of compensation that we may deduct in any year to $1,000,000 per person with respect to our CEO and certain other highly compensated executive officers whose compensation is or has been included in the Company’s proxy statement.  We may be permitted to deduct certain historic items of compensation in excess of the $1,000,000 per person annual limit under certain 162(m) grandfathering rules, although such deductibility is not guaranteed, and the focus of our programs is on driving Company performance, irrespective of whether compensation may be non-deductible because of the application of Code Section 162(m).

Clawback Policy

The NEOs are currently either covered under our clawback policy or, in the case of Mr. Lauck, has a clawback provision in his grandfathered employment contract. Currently, the clawback policy and contractual provisions are identical and require the executive to reimburse all or a portion of his annual bonus, as described below, if the Company is required to restate its financial statements due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected year(s) and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback requirements are in addition to any clawback requirements contained in applicable statutes or regulations and are subject to revision based on the SEC clawback rules under Section 954 of the Dodd‑Frank Act, when finalized.

Stock Ownership

We have established stock ownership guidelines for NEOs that are reviewed annually when compensation decisions are made. In satisfying the stock ownership guidelines, NEOs are expected to:

•Comply with the ownership guidelines within five years of becoming an NEO; and

•Retain the net shares acquired through the vesting of RSUs, the exercise of SARs, and the settlement of PSUs if the NEO has not satisfied the required ownership level.

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PDC ENERGY INC.- PROXY STATEMENT

As of December 31, 2018, all of our NEOs exceeded the minimum stock ownership requirements, except Mr. Meyers, who became an NEO in 2018, as set forth below.

		Number of	Number of
	Stock	Shares	Qualifying
	Ownership	Required To	Shares Owned
Name/Year of Executive Status	Guidelines	Own(1)	at Year End
Barton R. Brookman (2008)	5x Base Salary	136,000	200,645
R. Scott Meyers (2018)	3x Base Salary	35,520	24,229
Lance A. Lauck (2009)	4x Base Salary	55,680	92,278
Scott J. Reasoner (2015)	4x Base Salary	54,400	74,778
Daniel W. Amidon (2007)	3x Base Salary	34,560	57,694
(1)	Using average of daily closing prices in December 2018, which was $31.25.

Qualifying holdings used to determine compliance with the minimum ownership requirements include stock owned directly, shares held in the Company’s 401(k) and Profit Sharing Plan and unvested time‑based RSUs. PSUs and SARs are not included. Stock ownership requirements applicable to our Non‑Employee Directors are described under “Director Compensation—Director Stock Ownership Requirements.”

Risk Management

We perform an annual risk assessment regarding our compensation programs.  Based on our most recent assessment, we do not believe the Company’s executive or non‑executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk‑mitigating features of our executive and non‑executive compensation structure include: a balance of short‑term and long‑term programs to ensure focus on both elements of Company performance; limitations on awards payable to any individual under our bonus programs, along with Compensation Committee discretion to decrease bonus payouts in the event it believes excessive risk was taken; “clawback” provisions are applicable to all NEOs through the terms of their employment agreements or the Company’s Clawback Policy, as applicable; stock ownership requirements for our NEOs and Non‑Employee Directors; and an Insider Trading Policy that prohibits Directors and senior employees from transacting in Company shares without first obtaining pre‑clearance from the Company’s General Counsel, even during open trading windows.

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PDC ENERGY INC.- PROXY STATEMENT

SUMMARY COMPENSATION TABLE

				Stock	Options/	All Other	Total
		Salary	Bonus	Awards(1)(2)	SARs	Compensation(3)	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Barton R. Brookman	2018	$850,000	$978,000	$5,084,135	$—	$55,688	$6,967,823
President and Chief	2017	825,000	990,000	3,011,050	921,522	61,268	5,808,840
Executive Officer	2016	750,000	1,238,000	3,247,924	782,811	59,266	6,078,001
R. Scott Meyers (4)	2018	370,000	341,000	1,182,391	—	76,173	1,969,564
Senior Vice President,	2017	280,000	212,000	253,702	—	40,208	785,910
Chief Financial Officer	2016	266,500	267,000	388,383	—	42,670	964,553
Lance A. Lauck	2018	435,000	451,000	1,832,621	—	51,306	2,769,927
Executive Vice President,	2017	410,000	480,000	1,084,007	331,749	51,761	2,357,517
Corp. Dev. and Strategy	2016	365,000	512,000	1,294,303	308,557	54,205	2,534,065
Scott J. Reasoner	2018	425,000	440,000	1,773,586	—	52,990	2,691,576
Senior Vice President,	2017	400,000	408,000	1,003,765	307,174	54,069	2,173,008
Chief Operating Officer	2016	340,000	449,000	968,496	257,144	56,789	2,071,429
Daniel W. Amidon (5)	2018	360,000	360,000	1,064,200	—	57,461	1,841,661
Former Senior Vice President,	2017	350,000	364,000	722,672	221,179	55,015	1,712,866
General Counsel and Secretary	2016	328,000	433,000	802,606	234,282	57,343	1,855,231
David W. Honeyfield (6)	2018	7,962	—	—	—	461	8,423
Former CFO	2017	400,000	—	388,115	307,174	49,060	1,144,349
	2016	15,385	333,333	1,453,110	—	—	1,801,828
(1)

Time based RSUs, included in the stock awards total, are at the grant date fair value. The 2018 grants are described in “Long‑Term Equity-Based Incentive Awards” and detailed in the “2018 Grants of Plan‑Based Awards” table. In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the stock awards, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 14 to the financial statements included in the Annual Report on Form 10‑K filed with the SEC on February 28, 2019.

(2)

PSUs, included in the stock awards total, are listed at target fair value for Messrs. Brookman, Meyers, Lauck, Reasoner and Amidon with the target fair values for the 2018 grants of $2,953,086, $686,784, $1,064,466, $1,030,176, and $618,133, respectively.  If instead we assume that the maximum level of performance conditions will be achieved for the 2018 PSUs, the value of the awards at the grant date for Messrs. Brookman, Meyers, Lauck, Reasoner and Amidon are $4,262,099, $991,214, $1,536,311, $1,486,821, and $892,133, respectively.

(3)	Amounts shown in this column for 2018 are detailed below in “2018 All Other Compensation.”
(4)	Mr. Meyers was named CFO on January 3, 2018. Prior to that, he served as Chief Accounting Officer and Interim CFO during a portion of 2016.
(5)	Mr. Amidon retired on December 31, 2018 and received a negotiated bonus for the year as described under “Potential Payments Upon Termination or Change of Control – Amidon Separation Agreement”.
(6)

Mr. Honeyfield resigned as CFO on January 3, 2018.  For a description of his separation agreement, see “Potential Payments Upon Termination or Change of Control – Honeyfield Separation Agreement”.  Mr. Honeyfield’s 2016 compensation includes an employment bonus and equity awards associated with his hire package.

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PDC ENERGY INC.- PROXY STATEMENT

ALL OTHER COMPENSATION

		401(k)	Annal Profit		Total
		Matching	Sharing		All Other
		Contribution(1)	Contribution(2)	Perquisites(3)	Compensation
Name	Year	($)	($)	($)	($)
Barton R. Brookman	2018	$24,500	$8,250	$22,938	$55,688
R. Scott Meyers	2018	18,500	8,250	49,423	76,173
Lance A. Lauck	2018	24,500	8,250	18,556	51,306
Scott J. Reasoner	2018	24,500	8,250	20,240	52,990
Daniel W. Amidon	2018	24,500	8,250	24,711	57,461
David W. Honeyfield	2018	461	—	—	461
(1)	Represents the Company’s annual matching contribution to the Company’s 401(k) and Profit Sharing Plan.
(2)	Represents the Company’s annual profit sharing contribution to the Company’s 401(k) and Profit Sharing Plan.
(3)

Represents total value of perquisites provided by the Company. Perquisites include automobile allowances, health club and non‑health club related dues, group term life insurance premiums, annual physical cost, and for Mr. Meyers a temporary corporate apartment in 2018. No individual perquisite exceeded $25,000 except Mr. Meyers’ temporary corporate apartment, which had a value of $29,933.

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GRANTS OF PLAN‑BASED AWARDS

								All Other	All Other		Grant Date
								Stock	Option	Exercise	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts			Awards	Awards	or Base	of Stock
		Non‑Equity Incentive Plan			Under Equity Incentive Plan			Number of	Securities	Price of	and
		Awards (1)			Awards			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
Barton R. Brookman	1/1/2018	—	$850,000	$1,700,000	—	—	—	—	—	—	—
	2/21/2018	—	—	—	21,100	42,199	84,398	—	—	—	2,953,086	(2)
	2/21/2018	—	—	—	—	—	—	42,199	—	—	2,131,050	(3)
R. Scott Meyers	1/1/2018	—	296,000	592,000	—	—	—	—	—	—	—
	2/21/2018	—	—	—	4,907	9,814	19,628	—	—	—	686,784	(2)
	2/21/2018	—	—	—	—	—	—	9,814	—	—	495,607	(3)
Lance A. Lauck	1/1/2018	—	391,500	783,000	—	—	—	—	—	—	—
	2/21/2018	—	—	—	7,606	15,211	30,422	—	—	—	1,064,466	(2)
	2/21/2018	—	—	—	—	—	—	15,211	—	—	768,156	(3)
Scott J. Reasoner	1/1/2018	—	382,500	765,000	—	—	—	—	—	—	—
	2/21/2018	—	—	—	7,361	14,721	29,442	—	—	—	1,030,176	(2)
	2/21/2018	—	—	—	—	—	—	14,721	—	—	743,411	(3)
Daniel W. Amidon	1/1/2018	—	288,000	576,000	—	—	—	—	—	—	—
	2/21/2018	—	—	—	4,417	8,833	17,666	—	—	—	618,133	(2)
	2/21/2018	—	—	—	—	—	—	8,833	—	—	446,067	(3)
(1)	Represents target and maximum cash awards payable under the Company’s annual incentive plan.
(2)

Represents annual PSU awards under the 2010 Equity Plan. Grant date fair value is computed by multiplying the target number of PSUs awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $69.98 per share.

(3)

Represents annual time‑based RSU awards under the 2010 Equity Plan. Grant date fair value for RSUs is computed by multiplying the number of shares awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant of February 21, 2018, which was $50.50.

PDC ENERGY     2019 PROXY   49

PDC ENERGY INC.- PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT  FISCAL YEAR‑END

									Equity Incentive Plan
									Awards:
	Options/SAR Awards					Number					Market
	Number of Securities					of Shares		Market Value	Number of		Value of
	Underlying Unexercised					of Stock		of Shares of	Unearned		Unearned
	Options/SARs Held at			Option/SAR	Option/SAR	That		Stock That	Shares of		Shares That
	December 31, 2018			Exercise	Expiration	Have Not		Have Not	Stock That		Have Not
	Exercisable	Unexercisable		Price (1)	Date	Vested (2)		Vested (3)	Not Vested (4)		Vested (3)
Name	(#)	(#)		($)	Date	(#)		($)	(#)		($)
Barton R. Brookman	—	—		—		68,102		$2,026,715	54,582		$1,624,360
	8,295	—		$24.44	4/19/2020	—		—	—		—
	5,104	—		43.95	3/11/2021	—		—	—		—
	9,766	—		30.19	1/16/2022	—		—	—		—
	12,620	—		37.18	1/15/2023	—		—	—		—
	13,790	—		49.57	1/15/2024	—		—	—		—
	26,643	—		39.63	1/13/2025	—		—	—		—
	19,357	9,679	(5)	51.63	1/10/2026	—		—	—		—
	15,924	7,962	(6)	74.57	1/16/2027	—		—	—		—
R. Scott Meyers	—	—		—		14,985		445,954	9,814		292,065
	—	—		—	—	—		—	—		—
Lance A. Lauck	—	—		—		25,270		752,035	19,669		585,349
	7,319	—		24.44	4/19/2020	—		—	—		—
	4,176	—		43.95	3/11/2021	—		—	—		—
	7,935	—		30.19	1/16/2022	—		—	—		—
	10,096	—		37.18	1/15/2023	—		—	—		—
	10,096	—		49.57	1/15/2024	—		—	—		—
	12,212	—		39.63	1/13/2025	—		—	—		—
	7,630	3,815	(5)	51.63	1/10/2026	—		—	—		—
	5,732	2,867	(6)	74.57	1/16/2027	—		—	—		—
Scott J. Reasoner	—	—		—		22,353		665,225	18,849		560,946
	7,771	—		39.63	1/13/2025	—		—	—		—
	6,358	3,180	(5)	51.63	1/10/2026	—		—	—		—
	5,308	2,654	(6)	74.57	1/16/2027	—		—	—		—
Daniel W. Amidon	—	—		—		14,517	(7)	432,026	—	(7)	—
	7,807	—		24.44	1/10/2020	—		—	—		—
	4,176	—		43.95	1/10/2020	—		—	—		—
	7,935	—		30.19	1/10/2020	—		—	—		—
	10,096	—		37.18	1/10/2020	—		—	—		—
	10,096	—		49.57	1/10/2020	—		—	—		—
	9,436	—		39.63	1/10/2020	—		—	—		—
	5,793	2,897	(7)	51.63	1/10/2020	—		—	—		—
	3,822	1,911	(7)	74.57	1/10/2020	—		—	—		—
(1)

The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.

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PDC ENERGY INC.- PROXY STATEMENT

(2)	The RSUs of Messrs. Brookman, Meyers, Lauck, and Reasoner vest as set forth in the below table.

	Number of RSUs that Vest on:
	January 11,	January 15,	February 21,	February 22,	April 1,	January 17,	February 21,	February 22,	April 1,	February 21,
	2019	2020	2019	2019	2019	2020	2020	2020	2020	2021	Total
Barton R. Brookman	10,161	—	14,066	3,743	—	8,256	14,066	3,743	—	14,067	68,102
R. Scott Meyers	—	—	3,271	—	3,514	—	3,271	—	1,657	3,272	14,985
Lance A. Lauck	4,005	—	5,070	1,541	—	2,972	5,070	1,541	—	5,071	25,270
Scott J. Reasoner	3,338	—	4,907	771	—	2,752	4,907	771	—	4,907	22,353
(3)	The market value of these RSUs is based on the closing price of the Company’s common stock of $29.76, as reported on the NASDAQ Global Select Market on December 31, 2018.
(4)

PSUs granted in 2017 and 2018 are contingent upon the achievement of certain specified performance goals. PSUs granted in 2017 have a 3‑year performance period ending December 31, 2019. PSUs granted in 2018 have a 3‑year performance period ending December 31, 2020. For a description of the PSUs in 2018, see “Long Term Equity-Based Incentive Awards”.

(5)	Represent SARs that vest on January 11, 2019.
(6)	Represent SARs that vest in two equal annual installments on December 28, 2019 and January 17, 2020.
(7)

Under the terms of Mr. Amidon’s separation agreement, he forfeited his 2017 and 2018 PSUs.  His unvested SARs and RSUs vested upon finalizing his agreement in January 2019.  For a description of the treatment of his equity awards upon retirement, see “Potential Payments Upon Termination or Change of Control – Amidon Separation Agreement”.

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PDC ENERGY INC.- PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting (1)	Vesting (2)
Name	(#)	($)	(#)	($)
Barton R. Brookman	—	—	31,374	$1,270,770
R. Scott Meyers	—	—	7,542	356,584
Lance A. Lauck	—	—	12,793	531,917
Scott J. Reasoner	—	—	9,520	374,147
Daniel W. Amidon (3)	—	—	9,912	425,095
David W. Honeyfield (4)	—	—	12,422	600,604
(1)	The number of shares includes RSUs and PSUs that vested in 2018.
(2)

The table below shows the number and value of RSUs and PSUs included in these columns. The value of the RSUs and PSUs that vested in 2018 is determined by multiplying the number of units vested by the market value of PDC stock on the vesting date. The PSUs that vested in 2018 covered the three year period January 1, 2016 through December 31, 2018 and paid out at 78% of the target award (see “Long-Term Equity Based Incentive Awards – Performance Share Unit (PSU) Payout” for more information).

	RSUs	RSUs Value	PSUs	PSUs Value
Name	(#)	($)	(#)	($)
Barton R. Brookman	22,007	$992,008	9,367	$278,762
R. Scott Meyers	7,542	356,584	—	—
Lance A. Lauck	9,101	422,043	3,692	109,874
Scott J. Reasoner	6,442	282,546	3,078	91,601
Daniel W. Amidon	7,108	341,648	2,804	83,447
Daniel W. Honeyfield	12,422	600,604	—	—
(3)

In December 2018, Mr. Amidon resigned as Senior Vice President—General Counsel. For a description of the treatment of his outstanding equity awards in connection with his resignation, see “Potential Payments upon Termination or Change of Control—Amidon Separation Agreement”.

(4)

In January 2018, Mr. Honeyfield resigned as Senior Vice President—Chief Financial Officer. For a description of the treatment of his outstanding equity awards in connection with his resignation, see “Potential Payments upon Termination or Change of Control—Honeyfield Separation Agreement”.

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PDC ENERGY INC.- PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

In 2018, two of our NEOs, Mr. Amidon and Mr. Honeyfield, terminated employment from the Company and received benefits upon their termination (See “Honeyfield Separation Agreement” and “Amidon Separation Agreement” below).  In addition, the Company may be obligated to pay benefits to Messrs. Brookman, Meyers and Reasoner (and any future NEOs) under the Severance Plan and, with respect to Mr. Lauck, under his grandfathered employment agreement. The primary purpose of the Severance Plan and the severance provisions of Mr. Lauck’s employment agreement are to provide severance benefits in the event of the termination of the NEO by the Company without “just cause” or termination by the NEO for “good reason,” either prior to or following a change of control of the Company. Upon a change of control, the Severance Plan and Mr. Lauck’s employment agreement provide benefits only in the event that an executive is terminated by the acquiring company “without cause” or by the executive for “good reason” (i.e., they are “double‑trigger” in nature). The Severance Plan provides a benefit offset so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive could be entitled to receive under another Company plan. Mr. Lauck’s grandfathered employment agreement provides benefits similar to those provided under the Severance Plan, but it varies in the amounts of cash benefit provided to Mr. Lauck.

The severance benefits an executive would receive under the Severance Plan and Mr. Lauck’s grandfathered employment agreement under various termination scenarios are summarized below:

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CONTROLLING PLAN	CHANGE OF CONTROL OR AGREEMENT
Barton R. Brookman	2 times sum of base salary and target bonus	3 times sum of base salary and target bonus plus a pro‑rata target bonus for year of termination	Severance Plan
Scott Meyers	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro‑rata target bonus for year of termination	Severance Plan
Lance A. Lauck	2 times sum of base salary and highest bonus of last two years	3 times sum of base salary and highest bonus of last two years	Grandfathered Employment Agreement
Scott J. Reasoner	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro‑rata target bonus for year of termination	Severance Plan

In addition to the above, the NEO would be eligible for continuation of health benefits for up to 18 months. As a condition of receiving severance benefits under the Severance Plan and under the terms of Mr. Lauck’s employment agreement, each NEO is subject to a non‑disclosure covenant and a non‑compete covenant pursuant to which the NEO is prohibited for a period of one year following his termination from engaging in any competing business in any county in which the Company is doing business or any adjacent county. In addition, the NEO is prohibited from soliciting employees from the Company for up to two years (varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to a change of control of the Company, the Severance Plan provides for payment of the severance benefits over 12 months.

Mr. Lauck’s employment agreement contains a clawback provision and the executives covered under the Severance Plan are covered under the Company’s clawback policy (see “Other Policies and Considerations—Clawback Policy”). Mr. Lauck’s employment agreement automatically extends for 12 months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof)

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PDC ENERGY INC.- PROXY STATEMENT

unless either party gives notice of non‑renewal at least 30 days prior to such December 31 automatic extension date.

IMPACT OF TERMINATION AND CHANGE OF CONTROL ON LONG‑TERM EQUITY-BASED INCENTIVE PLANS

The following table outlines the effect on outstanding unvested LTI awards under various termination scenarios and upon a change of control of the Company based on the terms of the 2010 Equity Plan and related grant agreements and Mr. Lauck’s executive employment agreement:

TERMINATION SCENARIO/CHANGE OF CONTROL	RESTRICTED STOCK/SARs/OPTIONS	PERFORMANCE SHARE UNITS
Voluntary Termination	Forfeited	Forfeited
Termination for Cause	Forfeited	Forfeited
Termination by Company Without Cause or Executive for Good Reason Prior to Change of Control	Vests	Mr. Lauck’s Employment Agreement: Forfeited
Executives in Severance Plan:
2017 and 2018 grants: Portion to be potentially earned at end of performance period determined at time of termination at the sole discretion of the Committee.
Death	Vests	Earned pro‑rata based on performance through either date of death or end of performance period.
Disability	Vests	Earned pro‑rata based on performance at end of performance period.
Occurrence of a Change of Control	Vests

If less than 50% of the performance period has elapsed, earns 100% of PSUs. If 50% or more of the performance period has elapsed, earns greater of actual performance through change of control or 100% of PSUs.

CHANGE OF CONTROL EXCISE TAX PROVISION

The Company currently provides no income tax gross‑up or excise tax gross‑up pursuant to taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. The Severance Plan and Mr. Lauck’s employment agreement provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the 20% excise tax; or (2) reduce the executive’s payments such that the executive receives no “excess parachute payments,” whichever amount would give the executive the greater benefit on a net, after‑tax basis. Although the Company would be denied a tax deduction for such excess parachute payments under alternative (1) above, the Committee believes the cost to the Company would be minimal as a percentage of the entire value of the change of control transaction.

HONEYFIELD SEPARATION AGREEMENT

On January 3, 2018, Mr. Honeyfield’s employment with the Company terminated. In consideration of, among other things, a general release of claims against the Company, Mr. Honeyfield was entitled to receive, among other things, a cash payment equal to $157,066.90 on the first day of each month beginning March 1, 2018 and ending December 1, 2018. In addition, all unvested RSUs and SARs held by Mr. Honeyfield prior to his separation immediately vested.  All unvested PSUs were forfeited upon termination. This description does not

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PDC ENERGY INC.- PROXY STATEMENT

purport to be complete and is qualified by the Release, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8‑K filed with the SEC on February 9, 2018.

AMIDON SEPARATION AGREEMENT

On December 31, 2018, Mr. Amidon’s employment with the Company terminated and he elected to retire. In consideration of, among other things, a general release of claims against the Company, Mr. Amidon is entitled to receive, among other things, a cash payment equal to $2,379,000, a target annual bonus for 2018 of $360,000 and $52,300 in lieu of COBRA health benefits paid by the Company (he may elect COBRA from the Company and make payments directly). In addition, all unvested RSUs and SARs held by Mr. Amidon prior to his separation immediately vested and he has until January 10, 2020 to exercise his outstanding SARs. As of December 31, 2018, he had earned his 2016 PSUs but forfeited all remaining unvested PSUs upon termination.  This description does not purport to be complete and is qualified by the Release, which is filed as Exhibit 10.9.1 to the Company’s Current Report on Form 10-K filed with the SEC on February 28, 2019.

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PDC ENERGY INC.- PROXY STATEMENT

ESTIMATED TERMINATION AND CHANGE IN CONTROL BENEFITS

The tables below and the discussion that follows show compensation payable to each of our remaining NEOs upon various termination scenarios both before and after a change of control of the Company (defined in the tables as “COC”). The amounts shown assume that termination occurred on December 31, 2018, that the closing price per share on such date was $29.76, and, in the event of termination due to change of control, the executive’s benefit is not reduced as a result of Section 280G or Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Barton R. Brookman

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$3,400,000	(1)	$5,100,000	(2)			—
Pro-rata Bonus	—	—		850,000	(3)			—
Acceleration of Unvested Equity
RSUs/SARs	—	2,026,716		2,026,716		2,026,716		2,026,716
PSUs	—	—	(4)	1,624,360	(5)	626,768	(6)	626,768	(7)
Benefits
Health Benefits Continuation	—	28,770	(8)	28,770	(8)			—
Total	$—	$5,455,486		$9,629,846		$2,653,484		$2,653,484

R. Scott Meyers

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$999,000	(1)	$1,665,000	(2)			—
Pro-rata Bonus	—	—		296,000	(3)			—
Acceleration of Unvested Equity
RSUs/SARs	—	445,954		445,954		445,954		445,954
PSUs	—	—	(4)	292,065	(5)	96,381	(6)	96,381	(7)
Benefits
Health Benefits Continuation	—	41,176	(8)	41,176	(8)	—		—
Total	$—	$1,486,130		$2,740,195		$542,335		$542,335

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PDC ENERGY INC.- PROXY STATEMENT

Lance A. Lauck

			Termination by Company
	Voluntary or		Without Cause or by Exec
	Termination		for Good Reason
	for Cause		Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—		$1,894,000	(1)	$2,841,000	(2)	—		—
Salary Continuation	—		—		—		217,500	(9)	326,250	(10)
Pro-rata Bonus	391,500	(3)	—		—		—		—
Acceleration of Unvested Equity
RSUs/SARs	—		752,035		752,035		752,035		752,035
PSUs	—		—	(11)	585,349	(5)	225,829	(6)	225,829	(7)
Benefits
Health Benefits Continuation	—		41,176	(8)	41,176	(8)	—		—
Total	$391,500		$2,687,211		$4,219,560		$1,195,364		$1,304,114

Scott J. Reasoner

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$1,211,250	(1)	$2,018,750	(2)			—
Pro-rata Bonus	—	—		382,500	(3)			—
Acceleration of Unvested Equity
RSUs/SARs	—	665,225		665,225		665,225		665,225
PSUs	—	—	(4)	560,946	(5)	215,358	(6)	215,358	(7)
Benefits
Health Benefits Continuation	—	41,176	(8)	41,176	(8)	—		—
Total	$—	$1,917,651		$3,668,597		$880,583		$880,583
(1)

Cash severance is equal to (a) 2 times the sum of base salary and target bonus for Mr. Brookman, (b) 1.5 times the sum of base salary and target bonus for Messrs. Meyers and Reasoner and (c) 2 times the sum of base salary and highest bonus paid in last two years for Mr. Lauck.

(2)

Cash severance is equal to (a) 3 times the sum of base salary and target bonus for Mr. Brookman, (b) 2.5 times the sum of base salary and target bonus for Messrs. Meyers and Reasoner and (c) 3 times the sum of base salary and highest bonus paid in last two years for Mr. Lauck.

(3)

Under the terms of the Severance Plan, Messrs. Brookman, Meyers and Reasoner are entitled to a pro‑rata target bonus if termination is related to a COC.  Per the terms of his individual Employment Contract, Mr. Lauck is entitled to a pro-rata bonus if terminated for cause.  Bonus amounts for 2018 are not determined until after December 31 and are subject to forfeiture until paid. As a result, the pro‑rata bonus shown is based on target bonus for 2018.

(4)

The Committee has the discretion to award from 0% to 100% of the target shares, adjusted for Company performance at the end of the performance period. Since no amount is guaranteed, no value is included for the PSUs.

(5)

The value shown for PSUs upon a COC assumes (a) for 2018 PSUs, the target number of units (100%) would be earned since less than half the performance period has occurred and (b) for 2017 PSUs, the target number of units (100%) would be earned since amount is based on the greater of 100% or actual Company performance for the period (86% as of December 31, 2018).

(6)	The value shown for PSUs upon death assumes (a) for 2018 PSUs, one‑third of the target PSUs adjusted for Company performance through date of death would be paid upon death (100% as of

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PDC ENERGY INC.- PROXY STATEMENT

December 31, 2018) and (b) for 2017 PSUs, at end of period, two‑thirds of the target PSUs adjusted for Company performance through end of period would be paid (86% as of December 31, 2018).
(7)

The value shown for PSUs upon disability payable at end of period assumes (a) for 2018 PSUs, one‑third of the target PSUs adjusted for Company performance through the end of the period would be earned (assumes 100% as of December 31, 2018) and (b) for 2017 PSUs, two‑thirds of the target PSUs adjusted for Company performance through the end of the period would be earned (assumes 86% as of December 31, 2018).

(8)	Cost of Company‑subsidized COBRA premium to continue health, vision and dental coverage to executive and any covered dependents for an 18‑month period.
(9)	In the event of death, executive would receive a lump sum payment equal to six months base salary.
(10)

In the event of short term disability, base salary would continue for 13 weeks. Upon qualifying for long‑term disability, executive would receive an additional lump sum payment equal to six months’ base salary.

(11)	PSUs awarded in 2017 and 2018 would be forfeited.

CEO PAY RATIO

Recently adopted rules under the Dodd-Frank Act require certain U.S. public companies to disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (not including the CEO) for a completed fiscal year. Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. The median employee identified in 2017 remains employed in substantially the same role and at the same location as last year. Because there have not been any changes to the determination of the median employee that we reasonably believe would significantly affect this year’s pay ratio, applicable SEC rules permit us to use the same median employee identified last year in order to calculate this year’s pay ratio. In 2017, the Company identified the median employee based on estimated 2017 compensation reportable on Form W-2 for all employees (other than the CEO) on December 31, 2017. For 2018, the CEO’s total annual compensation was $6,985,073 and the median employee’s total annual compensation was $139,511, resulting in a pay ratio of 50:1.

Compensation data used to calculate the ratio is set forth below:

			Stock			All Other
	Salary	Bonus	Awards		SARs	Compensation(2)	Total
Name	($)	($)	($)		($)	($)	($)
Median Employee	$78,999	$13,627	$11,375	(1)	—	$35,510	$139,511
CEO	850,000	978,000	5,084,135		—	72,938	6,985,073
(1)	Represents the grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718.
(2)

Includes matching contributions to the Company’s 401(k) and Profit Sharing Plan, perquisites less than $10,000 and other non‑discriminatory benefits not reported in the “Summary Compensation Table” set forth in this Proxy Statement.

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PDC ENERGY INC.- PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2018:

Number of Securities to
	be Issued Upon	Weighted-Average	Securities Remaining
	Exercise	Exercise Price of	Available for Future
	of Outstanding Options	Outstanding Options	Issuance Under Equity
	and Rights	and Rights	Compensation Plans
Plan Category	(1)(#)	($)	(2)(#)
Equity compensation plans approved by security holders	393,172	$46.64	2,084,152
Equity compensation plans not approved by security holders	—	—	—
Total	393,172	$46.64	2,084,152
(1)

Includes 102,914 shares of common stock to be issued based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in “Outstanding Equity Awards at Fiscal Year‑End.” These shares have been excluded from the weighted average exercise price calculation.

(2)

The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding options, SARs and restricted shares subject to time vesting and certain market‑based performance goals over a specified period of time.

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PDC ENERGY INC.- PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of April 1, 2019, by (1) each person known by the Company to own beneficially more than five percent of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of April 1, 2019, 66,186,343 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is c/o 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

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PDC ENERGY INC.- PROXY STATEMENT

	Number of		Percentage of
	Shares		Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned		Owned (1)
5% or Greater Owners:
BlackRock, Inc.	9,944,219	(2)	15.0%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	6,738,920	(3)	10.2%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	3,854,094	(4)	5.8%
6300 Bee Cave Road Building One
Austin, TX 78746
FMR, LLC	3,736,898	(5)	5.6%
245 Summer Street
Boston, MA 02210
State Street Corp.	3,376,010	(6)	5.1%
One Lincoln Street
Boston, MA 02111
Kimmeridge Energy Management Company, LLC	3,382,900	(7)	5.1%
412 West 15th Street, 11th Floor
New York, NY 10011

Named Executive Officers:
Barton R. Brookman, Jr.	274,493	(8)	*
Lance A. Lauck	143,986	(9)	*
Scott J. Reasoner	81,646	(10)	*
R. Scott Meyers	17,823	(11)	*
Daniel W. Amidon	57,694	(12)	*
David W. Honeyfield	16,646	(13)	*

Non-Employee Directors:
Jeffrey C. Swoveland	17,973	(14)	*
David C. Parke	12,504	(15)	*
Anthony J. Crisafio	17,756	(16)	*
Larry F. Mazza	23,228	(17)	*
Randy S. Nickerson	2,531	(18)	*
Mark E. Ellis	1,300	(19)	*
Christina M. Ibrahim	916	(20)	*
All directors and executive officers as a group (13 persons)	604,654	(21)	* %

*Represents less than 1% of the outstanding shares of common stock.

(1)

For each holder of stock awards or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of April 1, 2019, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s

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PDC ENERGY INC.- PROXY STATEMENT

percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.
(2)

As reported on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 31, 2019, BlackRock, Inc. holds sole voting power as to 9,741,568 shares and sole dispositive power as to 9,944,219 shares.

(3)

As reported on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2019, The Vanguard Group is an investment advisor in accordance with SEC Rule 13d‑1(b)(1)(ii)(E) and holds sole voting power as to 67,168 shares, shared voting power with respect to 9,265 shares, sole dispositive power as to 6,670,382 shares and shared dispositive power as to 68,538 shares.

(4)

As reported on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 8, 2019, Dimensional Fund Advisors, LP is a parent holding company in accordance with SEC Rule 13d‑1(b)1(ii)(G) and holds sole voting power as to 3,756,833 shares and sole dispositive power as to 3,854,094 shares.

(5)

As reported on a Schedule 13G/A filed with the SEC by FMR LLC on February 13, 2019, FMR LLC is a parent holding company in accordance with SEC Rule 13d‑1(b)1(ii)(G) and holds sole voting power as to 543,400 shares and sole dispositive power as to 3,736,898 shares.

(6)

As reported on a Schedule 13G/A filed with the SEC by State Street Corp. on February 14, 2019, State Street Corp. is a parent holding company in accordance with SEC Rule 13d‑1(b)1(ii)(G) and holds shared voting power as to 3,144,401 shares and shared dispositive power as to 3,376,010 shares.

(7)

As reported on a Schedule 13D/A filed with the SEC by Kimmeridge Energy Management Company, LLC on March 18, 2019, Kimmeridge Energy Management Company, LLC holds shared voting power and shared dispositive power as to 3,382,900 shares, respectively.

(8)	Excludes 100,622 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 121,178 shares subject to SARs exercisable within 60 days of April 1, 2019.
(9)	Excludes 38,025 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 69,011 shares subject to SARs exercisable within 60 days of April 1, 2019.
(10)	Excludes 36,708 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 22,617 shares subject to SARs exercisable within 60 days of April 1, 2019.
(11)	Excludes 24,864 RSUs subject to vesting greater than 60 days after April 1, 2019.
(12)

The shares reported are based on the Company’s knowledge and were determined in accordance with the latest Form 4 filed by the Company on Mr. Amidon’s behalf, dated January 2, 2019.  Transactions in Company stock by Mr. Amidon since that date, if any, are not reflected in this number.

(13)

The shares reported are based on the Company’s knowledge and were determined in accordance with the latest Form 4 filed by the Company on Mr. Honeyfield’s behalf, dated December 18, 2017.  Transactions in Company stock by Mr. Honeyfield since that date, if any, are not reflected in this number.

(14)	Excludes 7,873 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 3,580 common shares deferred pursuant to the Non‑Employee Director Deferred Compensation Plan.
(15)	Excludes 6,299 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 2,312 common shares deferred pursuant to the Non‑Employee Director Deferred Compensation Plan.
(16)	Excludes 6,299 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 425 common shares purchased pursuant to the Non‑Employee Director Deferred Compensation Plan.
(17)	Excludes 6,299 RSUs subject to vesting greater than 60 days after April 1, 2019.
(18)	Excludes 6,490 RSUs subject to vesting greater than 60 days after April 1, 2019.
(19)	Excludes 6,452 RSUs subject to vesting greater than 60 days after April 1, 2019.
(20)	Excludes 5,682 RSUs subject to vesting greater than 60 days after April 1, 2019.

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PDC ENERGY INC.- PROXY STATEMENT

(21)

Excludes 264,191 RSUs subject to vesting greater than 60 days after April 1, 2019; includes 6,317 common shares deferred pursuant to the Non‑Employee Director Deferred Compensation Plan and includes 212,806 SARs exercisable within 60 days of April 1, 2019.

Each SAR referenced in the footnotes above entitles the executive officer to receive the difference between the fair market value of a share of our common stock on the date of exercise and its value on the date of initial grant, which ranged from $24.44 to $74.57 for the SARs in the table, payable in shares only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its executive officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2018, the Company’s executive officers and Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

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PDC ENERGY INC.- PROXY STATEMENT

PROPOSAL NO. 3—RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and the Company is submitting the appointment of PwC to the stockholders for ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services	2018	2017
Audit Fees(1)	$2,268,300	$2,261,000
Audit-Related Fees(2)	—	7,575
Tax Fees(3)	39,800	84,000
All Other Fees(4)	437,200	—
Total Fees	$2,745,300	$2,352,575
(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal controls over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10‑Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including fees related to comfort letters and consents issued in conjunction with our securities offerings.

(2)

Audit‑Related Fees consist of the aggregate fees billed for assurance and related services that are related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.” Fees billed primarily include our proportionate share of amounts billed to the Company‑sponsored partnerships for the audits of their annual financial statements. Total amounts billed to the Company‑sponsored partnerships in 2018 and 2017 were $0 and $20,000, respectively.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.
(4)	All Other Fees consist of aggregate fees billed for products and services other than services reported above.

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PDC ENERGY INC.- PROXY STATEMENT

AUDIT COMMITTEE PRE‑APPROVAL POLICIES AND PROCEDURES

The Sarbanes‑Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre‑approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre‑approval of all audit services and non‑audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre‑approved by the Audit Committee annually. Permissible non‑audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non‑audit services which are to be performed by the independent accountant and are not eligible for annual pre‑approval must be pre‑approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All of the services described in “Principal Accountant Fees and Services” were approved by the Audit Committee pursuant to its pre‑approval policies in effect at the time. The duties of the Audit Committee are described in the Audit Committee Charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

The proposal to ratify the appointment of PwC will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. See “Information About Voting and the Meeting—How Proxies Work” for information on the effect of broker non-votes on this matter.

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PDC ENERGY INC.- PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee held eleven meetings during 2018. In addition, the Audit Committee has authorized Audit Committee member Anthony J. Crisafio to serve as a sub‑committee of the Audit Committee to, among other things, review and approve SEC periodic financial filings and other actions of the partnerships for which the Company serves as managing general partner. The sub‑committee met four times during 2018 to review such partnership filings and PDC’s Annual Report on Form 11‑K for its 401(k) and Profit Sharing Plan.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2018.

Anthony J. Crisafio, Chair David C. Parke Jeffrey C. Swoveland AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

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PDC ENERGY INC.- PROXY STATEMENT

ALL OTHER BUSINESS THAT MAY COME BEFORE THE
2019 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our Bylaws and SEC rules, it is the intention of the proxy holders named in the enclosed form of WHITE proxy card to vote in accordance with their discretion on such matters pursuant to such WHITE proxy card.

STOCKHOLDER NOMINATIONS AND PROPOSALS

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Any proposal that a stockholder wishes to include in the Company’s proxy statement for the 2020 annual meeting of stockholders must be received by the Company at its principal office on or prior to ●, 2019, and must be submitted in compliance with SEC Rule 14a‑8. Proposals should be addressed to:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado, 80203

ADVANCE NOTICE PROCEDURES UNDER THE COMPANY’S BYLAWS

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2020 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.9(A)(2) of the Company’s Bylaws, which provides that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the Bylaws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of the 2020 annual meeting, the notice must be delivered between February 29, 2020 and March 10, 2020. However, the Bylaws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Pursuant to SEC Rule 14a‑4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above that is not timely under our Bylaws or after ●, 2020  if the Bylaws deadline does not apply, the proxies designated by the Board will have discretionary authority to vote on such proposal.

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PDC ENERGY INC.- PROXY STATEMENT

INFORMATION ABOUT VOTING AND THE MEETING

Who May Vote

Stockholders of PDC, as recorded in the Company’s stock register on the record date of April 1, 2019, may vote at the Annual Meeting. The outstanding voting securities of the Company as of April 1, 2019 consisted of 66,186,343 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the Annual Meeting.

How Proxies Work

The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares at the Annual Meeting in the manner you direct. We will vote your shares as you specify. You may vote for, or withhold your vote from, any of the three Class III Director nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name with our transfer agent (which is sometimes referred to as being a “stockholder of record”), you can vote by completing, signing and dating your WHITE proxy card and returning it in the enclosed envelope. If you provide a signed WHITE proxy card but do not specify how to vote, your shares will be voted (1) in favor of approval of each of the Class III Director nominees named in this Proxy Statement and the WHITE proxy card; (2) to approve, on an advisory basis, the compensation of the Company’s NEOs; and (3)  in favor of the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. Although the ratification of the appointment of our independent registered public accounting firm is normally considered a ‘‘routine’’ matter such that the nominee may vote without instructions from you, to the extent that the nominee provides you with Kimmeridge’s proxy materials, it will not be able to vote your shares without your specific instructions.  A nominee’s inability to vote on some proposals because it lacks discretionary authority to do so is commonly referred to as a “broker non‑vote.” The effect of broker non‑votes, if any, may be different for each of the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non‑votes on each proposal, see “Votes Needed” below.

What To Do If You Receive a Proxy Card From Kimmeridge

The Board strongly urges you NOT to sign or return any proxy card sent to you by Kimmeridge. If you previously submitted a proxy card sent to you by Kimmeridge, you can revoke it and vote “FOR” the director nominees recommended by the Board by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked by you at any time prior to its exercise at the Annual Meeting. If you attend the Annual Meeting and desire to vote in person, your proxy will not be used.

Voting 401(k) and Profit Sharing Plan Shares

If you are a participant in PDC’s 401(k) and Profit Sharing Plan and have shares of PDC common stock credited to your plan account as of the record date, you have the right to direct the plan trustee how to vote those shares. The trustee will vote the shares in your plan account in accordance with your instructions. Your vote may not be counted if your WHITE proxy card is not received by May 23, 2019. You cannot vote such shares at the Annual Meeting or change your vote.

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PDC ENERGY INC.- PROXY STATEMENT

Revoking a Proxy

If you are a stockholder of record, you may revoke your initial proxy vote before it is voted at the Annual Meeting by:

•	Submitting a new signed proxy card with a later date;
•	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy card; or
•

Appearing at the Annual Meeting, notifying the inspector of the election that you wish to revoke your proxy card, and voting in person at the Annual Meeting. Merely attending the Annual Meeting will not result in the revocation of your proxy card.

If you hold your shares through a broker, bank or other nominee, you must follow their instructions to revoke your initial proxy vote or to otherwise vote at the Annual Meeting.

Quorum

In order to carry on the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non‑votes will count for quorum purposes.

Votes Needed

The following table presents the voting requirements for electing the Class III Director nominees and for approving the other proposals presented in this Proxy Statement.

PROPOSAL	VOTE REQUIRED TO ELECT OR APPROVE
Proposal No. 1
Elect three Class III Directors.

The three Class III Director nominees who receive the greatest number of votes will be elected Class III Directors for a three‑year term ending in 2022. There is no cumulative voting for Directors. “Withhold” votes and broker non‑votes will have no effect on the election of Directors.

Proposal No. 2
Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for approval. Abstentions will be counted as votes against Proposal No. 2. Broker non‑votes will have no effect on the vote on Proposal No. 2.

Proposal No. 3
Ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for ratification. Abstentions will be counted as votes against Proposal No. 3. Broker non-votes will have no effect on the vote on Proposal No. 3.

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PDC ENERGY INC.- PROXY STATEMENT

Attending in Person

Only stockholders or their proxy holders, and PDC guests, may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases, packages or other items deemed unnecessary in PDC’s discretion will be permitted at the Annual Meeting. In addition, each stockholder, proxy holder, and PDC guest may be asked to present valid, government‑issued picture identification, such as a driver’s license, before being admitted to the Annual Meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 1, 2019, the record date for receiving notice of, attending, and voting at the Annual Meeting.

Conduct of the Meeting

The Chairman and the Chief Executive Officer have broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to speak at the Annual Meeting. The Chairman and the Chief Executive Officer may also exercise broad discretion in recognizing stockholders who wish to speak. In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak will be able to do so. The Chairman and the Chief Executive Officer may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting is conducted in a manner that is fair to all stockholders.

Solicitation of Proxies

The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation.

As a result of the potential proxy solicitation by Kimmeridge, we will incur additional costs in connection with our solicitation of proxies. We have hired MacKenzie Partners, Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $ ● . MacKenzie Partners, Inc. expects that approximately ● of its employees will assist in the solicitation. The total amount to be spent for the Company’s solicitation of proxies from shareholders for the Annual Meeting is estimated to be approximately $  ● million, approximately $  ● million of which has been incurred to date. Appendix B sets forth information relating to our director nominees, directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as director nominees, directors, officers or employees of the Company or because they may be soliciting proxies on our behalf.

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PDC ENERGY INC.- PROXY STATEMENT

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Contact Information

If you have questions or need more information about the Annual Meeting, you may write to or call:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, CO 80203

(303) 860‑5800

corpsecretary@pdce.com

or

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(212) 929-5500 or

Call Toll-Free (800) 322-2885

PDCE@mackenziepartners.com

For information about shares registered in your name, call PDC at (800) 624‑3821. You are also invited to visit PDC’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PDC ENERGY INC.- PROXY STATEMENT

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

Barton R. Brookman

President and Chief Executive Officer

Dated: ●, 2019

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10‑K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED FREE OF CHARGE BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO 80203.

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PDC ENERGY INC.- PROXY STATEMENT

APPENDIX A

Non-GAAP Financial Measures

The following three tables provide reconciliations of debt, adjusted cash flows from operations per share, and adjusted EBITDAX to their most comparable U.S. GAAP measures (in millions, except per share data):

ADJUSTED CASH FLOWS FROM OPERATIONS

	Twelve Months Ended December 31,
	2018	2017
Adjusted cash flows from operations:
Net cash from operating activities	$ 889.3	$ 597.8
Changes in assets and liabilities	(80.9)	(15.7)
Adjusted cash flows from operations	$ 808.4	$ 582.1
Adjusted cash flows from operations, per share	$ 12.19	$ 8.84

ADJUSTED EBITDAX

	Twelve Months Ended December 31,
	2018	2017
Net income (loss) to adjusted EBITDAX:
Net income (loss)	$ 2.0	$ (127.5)
(Gain) loss on commodity derivative instruments	(145.2)	3.9
Net settlements on commodity derivative instruments	(115.5)	13.3
Non‑cash stock‑based compensation	21.8	19.4
Interest expense, net	70.3	76.4
Income tax expense (benefit)	5.4	(211.9)
Impairment of properties and equipment	458.4	285.9
Impairment of goodwill	—	75.1
Exploration, geologic, and geophysical expense	6.2	47.3
Depreciation, depletion, and amortization	559.8	469.1
Accretion of asset retirement obligations	5.1	6.4
Loss on extinguishment of debt	—	24.7
Adjusted EBITDAX	$ 868.3	$ 682.1

	Twelve Months Ended December 31,
	2018	2017
Cash from operating activities to adjusted EBITDAX:
Net cash from operating activities	$ 889.3	$ 597.8
Interest expense, net	70.3	76.4
Amortization of debt discount and issuance costs	(12.8)	(12.9)
Gain (loss) on sale of properties and equipment	(0.4)	0.7
Exploration, geologic, and geophysical expense	6.2	47.3
Exploratory dry hole expense	(0.1)	(41.3)
Other	(3.3)	29.8
Changes in assets and liabilities	(80.9)	(15.7)
Adjusted EBITDAX	$ 868.3	$ 682.1

PDC ENERGY     2019 PROXY   73

PDC ENERGY INC.- PROXY STATEMENT

APPENDIX B

INFORMATION CONCERNING PARTICIPANTS IN

THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our Annual Meeting.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1- Elect Three Class III Directors” of the Proxy Statement. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

NAME	BUSINESS ADRESS
Barton R. Brookman	PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203
Jeffrey C. Swoveland	c/o PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203
David C. Parke	c/o PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203
Anthony J. Crisafio	c/o PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203
Larry F. Mazza	MVB Financial Corp, 1000 Johnson Avenue, Bridgeport, West Virginia 26330
Randy S. Nickerson	c/o PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203
Mark E. Ellis	c/o PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203
Christina M. Ibrahim	Weatherford International plc, 2000 St. James Place, Houston, Texas 77056

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

NAME	PRINCIPAL OCCUPATION
Barton R. Brookman	President and Chief Executive Officer

Information Regarding Ownership of PDC Energy, Inc. Securities by Participants

The number of shares of our common stock held as of April 1, 2019 by each of the participants listed above is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement. Shares of our common stock owned of record by each of the participants are beneficially owned by such person.

74   PDC ENERGY     2019 PROXY

PDC ENERGY INC.- PROXY STATEMENT

Information Regarding Transactions in PDC Energy, Inc. Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Securities Purchased and Sold (April 2, 2017 - April 1, 2019)

NAME	DATE	# OF SHARES	TRANSACTION DESCRIPTION

Barton R. Brookman	4/3/2017	1,700	Disposition
	12/28/2017	8,580	Disposition- Surrender for tax withholding
	1/2/2018	1,500	Disposition
	1/12/2018	22,946	Acquisition- Payout of PSUs
	1/12/2018	10,092	Disposition- Surrender for tax withholding
	1/12/2018	11,473	Disposition- Conversion of PSUs
	1/13/2018	4,482	Disposition- Surrender for tax withholding
	2/1/2018	1,500	Disposition
	2/21/2018	42,199	Acquisition- Award of RSUs
	2/21/2018	42,199	Acquisition- Award of PSUs
	2/22/2018	1,646	Disposition- Surrender for tax withholding
	3/1/2018	1,500	Disposition
	4/2/2018	1,500	Disposition
	5/1/2018	1,500	Disposition
	6/1/2018	1,500	Disposition
	7/2/2018	1,500	Disposition
	8/1/2018	1,500	Disposition
	9/4/2018	1,500	Disposition
	10/1/2018	1,500	Disposition
	11/2/2018	1,500	Disposition
	12/28/2018	3,631	Disposition- Surrender for tax withholding
	1/5/2019	9,367	Acquisition- Payout of PSUs
	1/5/2019	4,262	Disposition- Surrender for tax withholding
	1/5/2019	12,008	Disposition- Conversion of PSUs
	1/11/2019	4,469	Disposition- Surrender for tax withholding
	2/20/2019	60,490	Acquisition- Award of RSUs
	2/20/2019	60,490	Acquisition- Award of PSUs
	2/21/2019 2/22/2019	6,187 1,647	Disposition- Surrender for tax withholding Disposition- Surrender for tax withholding

Jeffrey C. Swoveland	4/3/2017	122	Acquisition- Award of phantom stock
	7/7/2017	181	Acquisition- Award of phantom stock
	10/4/2017	152	Acquisition- Award of phantom stock
	1/16/2018	1,700	Disposition
	2/21/2018	3,435	Acquisition- Award of RSUs
	3/6/2018	3,500	Disposition
	8/29/2018	4,000	Disposition
	2/20/2019	4,812	Acquisition- Award of RSUs

David C. Parke	1/11/2018	831	Disposition- Exchange for deferred Phantom Stock
	1/11/2018	831	Acquisition- Award of phantom stock
	1/13/2018	1,127	Disposition- Exchange for deferred Phantom Stock
	1/13/2018	1,127	Acquisition- Award of phantom stock
	1/17/2018	616	Disposition- Exchange for deferred Phantom Stock
	1/17/2018	616	Acquisition- Award of phantom stock
	2/21/2018	2,748	Acquisition- Award of RSUs
	3/2/2018	2,500	Disposition
	3/2/2018	1,500	Disposition
	8/14/2018	600	Disposition
	11/13/2018	700	Disposition
	2/20/2019	3,850	Acquisition- Award of RSUs

Anthony J. Crisafio	2/21/2018	2,748	Acquisition- Award of RSUs
	1/31/2019	1,500	Disposition
	2/20/2019	3,850	Acquisition- Award of RSUs

PDC ENERGY     2019 PROXY   75

PDC ENERGY INC.- PROXY STATEMENT

NAME	DATE	# OF SHARES	TRANSACTION DESCRIPTION

Larry F. Mazza	2/21/2018	2,748	Acquisition- Award of RSUs
	6/7/2018	4,000	Disposition
	2/20/2019	3,850	Acquisition- Award of RSUs

Randy S. Nickerson	2/21/2018	2,748	Acquisition- Award of RSUs
	2/20/2019	3,850	Acquisition- Award of RSUs

Mark E. Ellis	9/14/2017	1,154	Acquisition- Award of RSUs
	2/21/2018	2,748	Acquisition- Award of RSUs
	2/20/2019	3,850	Acquisition- Award of RSUs

Christina M. Ibrahim	2/21/2018	2,748	Acquisition- Award of RSUs
	2/20/2019	3,850	Acquisition- Award of RSUs

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix B or the Proxy Statement, to our knowledge, none of the participants or their associates beneficially owns, directly or indirectly, any shares or other securities of the Company. Other than as set forth in this Appendix B or the Proxy Statement, to our knowledge, none of the participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. Other than as set forth in this Appendix B or the Proxy Statement, to our knowledge, no participant owns beneficially, directly or indirectly, any Company securities. Other than as set forth in this Appendix B or the Proxy Statement, none of the participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company. In addition, other than as set forth in this Appendix B or the Proxy Statement, none of the participants has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix B or the Proxy Statement, none of the participants or any of their associates have (i) any arrangement or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party. Other than as set forth in this Appendix B or the Proxy Statement, to our knowledge, no participant nor any associate of a participant is a party to any transaction, since the beginning of Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

Other Information

We do not know of any changes in control of the Company within the last fiscal year.

To the Company’s knowledge, there are no material proceedings to which any director, officer, employee or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

76   PDC ENERGY     2019 PROXY

PDC ENERGY, INC. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., Eastern Time the day before the Annual Meeting date. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the Annual Meeting date. Have your WHITE proxy card in hand when you access the website and follow the instructions. OR VOTE BY TELEPHONE – 1-888-693-8683 If you are a holder of record, you may use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the annual meeting date. Have your WHITE proxy card in hand when you call and follow the instructions. OR VOTE BY MAIL Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided to: PDC Energy, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your WHITE proxy card Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 29, 2019: Notice & Proxy Statement are available at [•] If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.    PDC ENERGY, INC. W HIT E P ROXY C AR D The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. 1. Election of Class III Directors; Nominees: (1) Barton R. Brookman 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers ( “Say-on-Pay”).  FOR  AGAINST  ABSTAIN (2) Mark E. Ellis (3) Larry F. Mazza FOR ALL EXCEPT  FOR ALL  WITHHOLD ALL  3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. To withhold authority to vote for any individual nominee(s); mark “For All Except” and write the number(s) of nominee(s) on the line below.  FOR  AGAINST  ABSTAIN Signature Date Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign full corporate or partnership name by authorized officer. CONTROL NUMBER  PRELIMINARY PROXY CARD SUBJECT TO COMPLETION

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.    PDC ENERGY, INC. Annual Meeting of Shareholders May 29, 2019 8:00 AM MDT W HITE P RO X Y C AR D This WHITE proxy card is solicited by the Board of Directors The shareholder(s) hereby appoint(s) R. Scott Meyers and Nicole L. Martinet, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side of this WHITE proxy card, all of the shares of common stock of PDC Energy, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, MDT on May 29, 2019, at 1775 Sherman Street, Denver, Colorado 80203, and any adjournment or postponement thereof. This WHITE proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this WHITE proxy card will be voted in accordance with the Board of Directors’ recommendations with respect to proposals 1, 2 and 3 and in the discretion of the proxy holders with respect to any other matters properly brought before the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS WHITE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE. (Continued and to be signed on the reverse side) PRELIMINARY PROXY CARD SUBJECT TO COMPLETION